UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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BANCORPSOUTH, INC.

(Name of Registrant as Specified In Its Charter)

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One Mississippi Plaza

201 South Spring Street

Tupelo, Mississippi 38804

March 22, 2013

TO THE SHAREHOLDERS OF

    BANCORPSOUTH, INC.:

On Wednesday, April 24, 2013, at 9:00 a.m. (Central Time), the annual meeting of shareholders of BancorpSouth, Inc. will be held at the BancorpSouth Corporate Headquarters, Fourth Floor Board Room, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. You are cordially invited to attend and participate in the meeting.

Please read our enclosed Annual Report to Shareholders and the attached Proxy Statement. They contain important information about BancorpSouth and the matters to be addressed at the annual meeting.

Whether or not you plan to attend the annual meeting, I urge you to vote your proxy as soon as possible to assure your representation at the meeting. For your convenience, you can vote your proxy in one of the following ways:

•	Use the Internet at the website shown on your proxy card;

•	Use the telephone number shown on your proxy card; or

•	Complete, sign, date and return your proxy card in the postage-paid envelope provided.

Instructions regarding each method of voting are contained in the attached Proxy Statement and on the enclosed proxy card. If you attend the annual meeting and desire to vote your shares personally rather than by proxy, you may withdraw your proxy at any time before it is exercised.

I look forward to seeing you at this year’s annual meeting.

Sincerely,

JAMES D. ROLLINS III

Chief Executive Officer

Enclosures:

1. Proxy Card and Business Reply Envelope

2. Annual Report to Shareholders

YOUR VOTE IS VERY IMPORTANT.

PLEASE VOTE YOUR PROXY PROMPTLY BY INTERNET, TELEPHONE OR BY

COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD.

One Mississippi Plaza

201 South Spring Street

Tupelo, Mississippi 38804

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 24, 2013

TO THE SHAREHOLDERS OF

    BANCORPSOUTH, INC.:

The annual meeting of shareholders of BancorpSouth, Inc. will be held on Wednesday, April 24, 2013, at 9:00 a.m. (Central Time) at the BancorpSouth Corporate Headquarters, Fourth Floor Board Room, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804 for the following purposes:

(1)	To elect six directors;

(2)	To approve the Amended and Restated BancorpSouth, Inc. Executive Performance Incentive Plan, including re-approval of the business criteria available for performance-based awards; and

(3)	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 11, 2013 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

JAMES D. ROLLINS III

Chief Executive Officer

March 22, 2013

IMPORTANT:

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY PROMPTLY BY INTERNET, TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

i

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One Mississippi Plaza

201 South Spring Street

Tupelo, Mississippi 38804

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors, to be voted at our annual meeting of shareholders to be held at the BancorpSouth Corporate Headquarters, Fourth Floor Board Room, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804 on April 24, 2013, at 9:00 a.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying Annual Report to Shareholders and proxy card are first being sent to shareholders on or about March 22, 2013.

If a proxy is properly given by a shareholder of record and not revoked, it will be voted in accordance with the instructions provided, if any, and if no instructions are provided, it will be voted:

•	“FOR” the election as directors of the nominees listed in this Proxy Statement;

•	“FOR” the approval of the Amended and Restated BancorpSouth, Inc. Executive Performance Incentive Plan, including re-approval of business criteria available for performance-based awards; and

•	In accordance with the recommendations of our Board of Directors on any other proposal that may properly come before the annual meeting.

Shareholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning the enclosed proxy card, but not by more than one method. If a shareholder votes by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. A shareholder who votes by proxy using any method before the annual meeting has the right to revoke the proxy at any time before it is exercised by submitting a written request to us or by voting another proxy at a later date. The grant of a proxy will not affect the right of any shareholder to attend the meeting and vote in person. For a general description of how votes will be counted, please refer to the section below entitled “GENERAL INFORMATION – Counting of Votes.”

Pursuant to the Mississippi Business Corporation Act and our governing documents, a proxy to vote submitted by Internet or telephone has the same validity as one submitted by mail. To submit a proxy to vote by Internet, access the website www.rtcoproxy.com/bxs, enter the nine-digit control number found on the enclosed proxy card and follow the instructions on the website. To submit a proxy to vote by telephone, call toll free 1-855-822-7117, enter the nine-digit control number on the enclosed proxy card and follow the instructions. A proxy to vote by Internet or telephone may be submitted at any time until 2:00 a.m. (Central Time) on April 24, 2013 and either method should only require a few minutes to complete. To submit a proxy to vote by mail, complete, sign, date and return the enclosed proxy card in the enclosed business reply envelope.

If shares are held in “street name” through a broker, bank or other holder of record, the beneficial holder will receive instructions from the registered holder that must be followed in order for the shares to be voted on behalf of the beneficial holder. Each method of voting listed above is offered to shareholders who own their shares through a broker, bank or other holder of record. If a beneficial holder provides specific voting instructions, the shares will be voted as instructed and as the proxy holders may determine within their discretion with respect to any other matters that may properly come before the annual meeting.

The close of business on March 11, 2013 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at this year’s annual meeting. As of such date, we had 500,000,000 authorized shares of common stock, $2.50 par value per share, of which 94,565,600 shares were outstanding, and 500,000,000 authorized shares of preferred stock, $0.01 par value per share, of which no shares were outstanding. Each share of our common stock is entitled to one vote. The common stock is our only outstanding class of voting stock. Holders of a majority of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum for the transaction of business at the annual meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Restated Articles of Incorporation, as amended, provide that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Directors are elected by a plurality of the votes cast by the holders of shares of our common stock represented at a meeting at which a quorum is present. The holders of our common stock do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder may cast only one vote per share for each nominee.

Our Amended and Restated Bylaws, as amended, provide that, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from than votes “for” his or her election must promptly tender his or her resignation following certification of the shareholder vote. The Nominating Committee will consider any such resignation offer and recommend to the Board of Directors whether to accept it. The Board of Directors will act on any such recommendation of the Nominating Committee within 90 days following certification of the shareholder vote.

Unless a proxy specifies otherwise, the persons named in the proxy shall vote the shares covered by the proxy for the nominees listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

Nominees

The Board of Directors has nominated the five individuals named below in the section entitled “– Class III Nominees – Term Expiring in 2016” to serve until the annual meeting of shareholders in 2016 or until their earlier retirement in accordance with our retirement policy for directors or otherwise, and the individual named below in the section entitled “– Class II Nominee – Term Expiring in 2014” to serve until the annual meeting of shareholders in 2014 or until his earlier retirement. James D. Rollins III, who became our Chief Executive Officer in November 2012, was appointed to the Board of Directors to fill the vacancy resulting from the resignation of George F. Middlebrook III in October 2012. Assuming the election of the six director nominees at the annual meeting of shareholders, the Board of Directors will consist of 17 members with five Class I directors, seven Class II directors and five Class III directors.

Our retirement policy for directors provides that a director may not stand for re-election to the Board of Directors after reaching his or her 70th birthday, unless the Board of Directors determines that we would significantly benefit from such director serving another term because of his or her advice, expertise and influence. Aubrey B. Patterson, whose current term expires this year, has reached his 70th birthday. The Board of Directors has determined that we would significantly benefit from the services of Mr. Patterson and approved the nomination of Mr. Patterson for election at the annual meeting of shareholders.

At the end of a director’s term, the Board may, in its discretion, re-nominate that director for another term. If, after a director’s 70th birthday, the Board of Directors does not nominate the director for another term or the director is not re-elected by our shareholders, such director would then serve as a Director Emeritus for a one-year term and be eligible for re-election as a Director Emeritus by the Board annually. A Director Emeritus does not have the authority of a director and does not meet with the Board, but is given this title in honor of past service.

Each nominee has consented to be a candidate and to serve as a director if elected.

The biographies below show the name, age, principal occupation and directorships with other public companies held by each of the nominees designated by the Board of Directors for election as a director. We have also provided a brief discussion of the specific experience, qualifications, attributes or skills that led to the Nominating Committee’s conclusion that each nominee should serve as one of our directors.

Class III Nominees – Term Expiring in 2016

Gus J. Blass III, age 61, is the General Partner of Capital Properties, LLC, an investment management company with which he has been associated for over 30 years, and is also Principal Broker with Falcon Real Estate and Principal with Falcon Securities, Inc. Mr. Blass also serves as a director of a number of non-public companies, including Bear State Financial Holdings, LLC, Black Raven Energy, Inc. and U.S. Bentonite, Inc. In addition, he serves on the board of a number of non-profit organizations, such as the St. Vincent Development Foundation and Positive Atmosphere Reaches Kids. Mr. Blass has served on our Board of Directors since 2012 and on the Board of Directors of BancorpSouth Bank, our wholly-owned subsidiary, since 2004.

The Nominating Committee believes that Mr. Blass’s business knowledge and experience in real estate development would be valuable to the Board. Having served on the board of BancorpSouth Bank for approximately nine years, he also possesses significant and important institutional knowledge and an understanding of financial services industry issues.

Grace Clark, age 67, has been a Director of North Mississippi Health Services, where she has served on the Quality Standards Committee, since 2007 and is a Partner of Borrowed Thyme, LLC, a catering and prepared foods business. Ms. Clark served as President of Healthcare Foundation of North Mississippi from 2001 to 2002 and United Way of North Mississippi from 2001 to 2002, and continues to serve on the Boards of Directors for both organizations. She has also served as the Chairman and Treasurer of the CREATE Foundation. Ms. Clark has served on our Board of Directors since 2012 and on the Board of Directors of BancorpSouth Bank since 2008.

The Nominating Committee believes that Ms. Clark’s entrepreneurial business knowledge and civic involvement would be valuable to the Board. Having served on the board of BancorpSouth Bank for over five years, she also possesses significant and important institutional knowledge and an understanding of financial services industry issues.

Larry G. Kirk, age 66, served as the Chairman of the Board and Chief Executive Officer from 1996 to 2005 of Hancock Fabrics, Inc., a publicly held fabric retailer and wholesaler, and as the President and Chief Financial Officer of Hancock Fabrics from 1989 to 1996. In addition, Mr. Kirk has served as the Chairman of several non-profit community organizations, such as Community Development Foundation and CREATE, Inc. He also serves as a director of Health Link, Inc. and Acclaim, Inc. Mr. Kirk has served on our Board of Directors since 2002 and currently serves as Chairman of the Audit Committee, a position he has held since 2003. Mr. Kirk qualifies as an “audit committee financial expert” as defined under Securities and Exchange Commission rules.

The Nominating Committee believes that Mr. Kirk’s financial expertise and public accounting knowledge would be valuable to the Board. He also possesses practical business experience as the former Chief Financial Officer and then Chief Executive Officer of a public company.

Guy W. Mitchell III, age 69, is an attorney with the law firm Mitchell, McNutt & Sams, P.A. Mr. Mitchell has been active in the practice of law since 1972. He has continually served on the Board of Directors of his law firm since 1976. During the course of his career, Mr. Mitchell has advised numerous corporate clients concerning the risks involved in the operation of their businesses, industries, partnerships and associations. He has served on the Board of Directors of North Mississippi Health Services, Inc., North Mississippi Medical Center, Inc., Community Development Foundation and CREATE, Inc., where his duties were in the areas of analyzing financial results of operations, setting budgets, reviewing and approving compensation plans, and risk assessment. Mr. Mitchell has represented the City of Tupelo, Mississippi as general counsel for over 30 years. Mr. Mitchell has served on our Board of Directors since 2003.

The Nominating Committee believes that Mr. Mitchell’s extensive background in law, executive decision making and risk assessment skills resulting from his experience as an attorney and as a board member of numerous companies and charitable organizations would be valuable to the Board.

James D. Rollins III, age 54, has served as our Chief Executive Officer since November 2012. Prior to that, he served as President and Chief Operating Officer of Prosperity Bancshares, Inc., headquartered in Houston, Texas, and director of Prosperity Bancshares from 2006 to 2012. Mr. Rollins served as Senior Vice President of Prosperity Bancshares from 2001 until 2006, and became President of Prosperity Bank in 2005. He served as Executive Vice President of Prosperity Bank from 2002 to 2004 and President of the Matagorda Banking Centers of Prosperity Bank from 1994 to 2002. From 1983 to 1994, Mr. Rollins worked for First State Bank and Trust Company in Port Lavaca and Bay City, Texas.

The Nominating Committee believes that Mr. Rollins’ valuable banking knowledge from his years of service in the financial services industry, particularly his experience on the senior management team and as a director of a public bank holding company, would be valuable to the Board.

Class II Nominee – Term Expiring in 2014

Aubrey B. Patterson, age 70, has served as our Chairman of the Board since 1991 and has served on our Board of Directors since 1983. He served as our Chief Executive Officer from 1991 to 2012, Chief Executive Officer and President from 1990 to 1991, and President and Chief Operating Officer from 1983 to 1990. Mr. Patterson also serves on the Board of Directors of Furniture Brands International, Inc. (NYSE: FBN), a furniture manufacturer. In 2010, Mr. Patterson was named to the Board of Directors of The Financial Services Roundtable, a premier executive forum for leaders in the financial services industry. Mr. Patterson has held numerous positions in professional leadership, including service as Chairman of the American Bankers Association, President of the Mississippi Bankers Association, Chairman of the University of Mississippi Business Advisory Council and as Chairman of the Bankers Advisory Council of the Conference of State Bank Supervisors, a national organization that oversees state-chartered banking. Mr. Patterson has served as Chairman of the Community Development Foundation, North Mississippi Health Services, Inc. and the Mississippi Economic Council, the University of Mississippi Foundation, CREATE Inc. and the Mississippi Partnership for Economic Development. In 2004, Mr. Patterson was appointed to an 11-year term on the Mississippi Board of Trustees of the Institutions of Higher Learning.

The Nominating Committee believes that Mr. Patterson’s 40 years of service to BancorpSouth, including over 22 years as Chief Executive Officer, would be valuable to the Board, bringing a deep institutional knowledge and perspective regarding our strengths, challenges and opportunities. His diverse experiences and leadership roles in the financial services industry provide the Board with expanded perspective regarding other financial services institutions and the relevant risks and opportunities facing the banking industry.

Continuing Directors

Each person named below will continue to serve as a director until the annual meeting of shareholders in the year indicated for the expiration of his or her term. Shareholders are not voting this year on the election of the Class I or Class II directors listed below. The biographies below show the name, age, principal occupation and directorships with other public companies held by each continuing director. We have also provided a brief discussion of the specific experience, qualifications, attributes or skills for each of the continuing directors that led to the selection of each of these individuals for our Board of Directors.

Class II Directors – Term Expiring in 2014

Albert C. Clark, age 69, is the President and Chief Executive Officer of C. C. Clark, Inc., a holding company for beverage distributors, and has served in that role for over 30 years. Mr. Clark is also the President and Chief Executive Officer of Gulf States Canners, Inc., a multi-bottler company. He has served on our Board of Directors since 2012 and on the Board of Directors of BancorpSouth Bank since 1996.

Mr. Clark brings business knowledge and experience resulting from the management of several companies with numerous employees and the supervision of large budgets to the Board. Having served on the board of BancorpSouth Bank for approximately 17 years, he also possesses significant and important institutional knowledge and an understanding of financial services industry issues.

W. G. Holliman, Jr., age 75, is the Managing Member of Five Star, LLC, a family investment management company. Mr. Holliman is the former Chairman of the Board and Chief Executive Officer of Furniture Brands International, Inc. (NYSE: FBN), a publicly held furniture manufacturing company, and serves as a director of North Mississippi Health Services, Inc. Mr. Holliman is also a minority owner in a commercial construction business. He has served on our Board of Directors since 1994. Mr. Holliman qualifies as an “audit committee financial expert” as defined under Securities and Exchange Commission rules.

Mr. Holliman brings entrepreneurial and business-building skills and experience to the Board, having previously served as Chief Executive Officer for a New York Stock Exchange listed company. His institutional knowledge and longstanding Board service make him a qualified member of the Board.

Warren A. Hood, Jr., age 61, serves as the Chairman of the Board and Chief Executive Officer of Hood Companies, Inc., which has three separate divisions with 60 manufacturing and distribution sites throughout the United States, Canada and Mexico. Hood Companies’ products include lumber, plywood, insulated sheathing, roof insulation, commercial and residential asphalt roofing products and industrial and consumer packaging. These products are currently marketed in North America, the Caribbean and Western Europe.

Mr. Hood has served on our Board of Directors since 2011 and has served as a director of BancorpSouth Bank since 2007. Mr. Hood has been a director of Southern Company (NYSE: SO) since 2007 and is a member of its audit committee. Mr. Hood has served and continues to serve on numerous community and philanthropic boards. He is a former director of First American Corporation and also its subsidiary, First American National Bank. Mr. Hood served as a director of Mississippi Power Company from 2004 to 2007 and as a director of Deposit Guaranty Corporation from 1990 until its merger into First American Corporation in 1998. Mr. Hood qualifies as an “audit committee financial expert” as defined under Securities and Exchange Commission rules.

Mr. Hood brings a wealth of governance and strategic planning experience, as well as skills navigating financial statements and financial disclosure issues, gained through his service on the board and the audit committee of a New York Stock Exchange listed company. He also possesses significant and important institutional knowledge and an understanding of financial services industry issues through his service as a director of BancorpSouth Bank.

James V. Kelley, age 63, has served as our President and Chief Operating Officer since our merger with First United Bancshares, Inc. in 2000. Prior to the merger, Mr. Kelley served as Chairman, President and Chief Executive Officer of First United Bancshares. He was Chairman and Chief Executive Officer of First National Bank in El Dorado, Arkansas from 1985 to 2000. Mr. Kelley is a director of Murphy Oil Corporation (NYSE: MUR), Blue Cross/Blue Shield of Arkansas and North Mississippi Health Services, Inc. He has served on our Board of Directors since 2000.

Mr. Kelley brings valuable insight and knowledge to the Board as a result of his service as our President and Chief Operating Officer. He also brings valuable banking knowledge from his years of service in the financial services industry, including his leadership of a predecessor banking organization.

Turner O. Lashlee, age 76, is the Chairman of the Board of Lashlee-Rich, Inc., a general construction company. Mr. Lashlee has almost 50 years of bank board experience. Mr. Lashlee has been in the commercial and industrial construction business for over 50 years and has served on our Board of Directors since 1992.

Mr. Lashlee brings a vast amount of knowledge regarding banking to the Board as a result of his many years of experience in the financial services industry with several banking organizations. He also has a wealth of experience in risk assessment from his long tenure in the commercial and industrial construction business.

Alan W. Perry, age 65, is an attorney with the law firm Forman Perry Watkins Krutz & Tardy LLP. Mr. Perry is a member of the Board of Trustees of Mississippi Institutions of Higher Learning and a Trustee of The Robert M. Hearin Foundation and The Robert M. Hearin Support Foundation, charitable foundations with the primary purpose of supporting colleges and universities in Mississippi. He is a former member of the Standing Committee on Rules of Practice and Procedure of the Judicial Conference of the United States and served as Law Clerk to Judge Charles Clark, United States Court of Appeals, Fifth Circuit. Mr. Perry has served on our Board of Directors since 1994.

Mr. Perry brings a wealth of legal, governance and risk management skills to the Board, gained both as a board member and as an attorney representing corporate boards.

Class I Directors – Term Expiring in 2015

James E. Campbell III, age 63, is the President and Chief Operating Officer of H+M Company, Inc., a company that provides engineering and construction-related services with aggregate annual sales of $500 million and employs over 600 individuals. Mr. Campbell’s experience in retail distribution, institutional and heavy industrial projects in all areas of the United States provides him with insight into the areas of asset quality, particularly real estate development and construction risk, trust and brokerage, insurance and personnel. Mr. Campbell has been a member of our Board of Directors since 2008.

Mr. Campbell brings executive decision-making and risk assessment skills to the Board as a result of his experience in the construction industry. His experience in real estate development and construction is especially important as we manage through the current economic cycle, much of which is real-estate driven.

Hassell H. Franklin, age 77, is the Chief Executive Officer and founder of Franklin Corporation, one of the largest privately owned furniture manufacturers in the United States. He is Past Chairman of the American Furniture Manufacturers Association and serves as a director of North Mississippi Health Services, Inc. Mr. Franklin has served on our Board of Directors since 1974.

Mr. Franklin brings extensive leadership and strategic planning experience to the Board through his role as the Chief Executive Officer and founder of a large manufacturing company. His institutional knowledge and long tenure on the Board make him a valuable member of the Board.

Keith J. Jackson, age 48, is the President of Positive Atmosphere Reaches Kids, a non-profit organization founded by Mr. Jackson in 1993 that is headquartered in Little Rock, Arkansas and works with at-risk youth to provide positive reinforcement for success. In addition, Mr. Jackson is currently an announcer for International Sports Properties for Arkansas Razorback football. He has served on our Board of Directors since 2012 and on the Board of Directors of BancorpSouth Bank since 2007.

Mr. Jackson brings valuable leadership and civic involvement to the Board. Having served on the board of BancorpSouth Bank for approximately six years, he also possesses significant and important institutional knowledge and an understanding of financial services industry issues.

Robert C. Nolan, age 71, is Chairman of the Board of Deltic Timber Corporation (NYSE: DEL), a publicly held timber production company. Mr. Nolan is also Managing Member of Munoco Company L.C., a family-owned oil and gas exploration and production company. Mr. Nolan has served on our Board of Directors since our merger with First United Bancshares, Inc. in 2000, and had served on the Board of Directors of First United Bancshares since 1982.

Mr. Nolan brings to the Board valuable knowledge and strategic planning experience from his service as the Chairman of the Board of a New York Stock Exchange listed company. He also possesses banking knowledge through his service as a director of a predecessor banking organization.

W. Cal Partee, Jr., age 68, is a senior partner of Partee Flooring Mill, LLP, an oil and lumber production company, and has been responsible for its daily operation of business and timber and land investments for approximately 40 years. Mr. Partee has served on our Board of Directors since our merger with First United Bancshares, Inc. in 2000, and had served on the Board of Directors of First United Bancshares since 1983.

Mr. Partee brings entrepreneurial business knowledge and experience to the Board through his management of a company with numerous employees and the supervision of multi-million dollar budgets. He also possesses banking knowledge through his service as a director of a predecessor banking organization.

Each of the nominees and continuing directors has had the principal occupation indicated for more than five years unless otherwise indicated.

Required Vote

Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast by the holders of shares of common stock represented at the annual meeting.

The Board of Directors recommends that shareholders vote “FOR” each of the six nominees.

PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED BANCORPSOUTH, INC. EXECUTIVE PERFORMANCE INCENTIVE PLAN

Background

The BancorpSouth, Inc. Executive Performance Incentive Plan currently in effect provides for the payment of cash incentive awards and the vesting of equity-based awards based upon the achievement of performance goals established by the Executive Compensation and Stock Incentive Committee. Our shareholders approved the Executive Performance Incentive Plan at the 2004 annual meeting of shareholders and approved certain amendments to the plan at each of the 2005 and 2006 annual meetings of shareholders. In February 2013, the Executive Compensation and Stock Incentive Committee and the Board of Directors approved and adopted an amended and restated version of the plan. The amendment and restatement incorporates the 2005 and 2006 amendments to the plan, modifies the definition of a “change in control” to conform with Section 409A of the Internal Revenue Code of 1986, as amended, and includes certain other changes with respect to the administration of the plan. The amended and restated plan contains the same business criteria previously approved by shareholders that the committee must use for setting performance goals with respect to awards granted under the plan.

Awards under the Amended and Restated Executive Performance Incentive Plan are intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Such payments are intended to be fully deductible under Section 162(m). Section 162(m) generally limits federal income tax deductions for compensation paid to a “covered employee” in any taxable year to $1 million. Covered employees generally include our Named Executive Officers other than our Chief Financial Officer. We are permitted to fully deduct compensation that is “performance-based,” without regard to the $1 million limit. To be performance-based, the payment or vesting of compensation must be conditioned on achievement of performance goals and must meet certain other conditions of Section 162(m). Under the Amended and Restated Executive Performance Incentive Plan, the performance goals are set by the Executive Compensation and Stock Incentive Committee. The business criteria used for setting the performance goals must be specified in the plan. Awards earned upon achievement of performance goals can qualify as performance-based compensation under Section 162(m) so long as the business criteria used for setting performance goals are re-approved by shareholders every five years. Our shareholders most recently approved the performance measures under the plan at the 2006 annual meeting of shareholders.

Proposal

Shareholders are being asked to approve the Amended and Restated BancorpSouth, Inc. Executive Performance Incentive Plan. Such approval includes re-approval of the business criteria that the Executive Compensation and Stock Incentive Committee must use for setting performance goals with respect to awards granted under the plan.

One of the purposes of this proposal is to provide for full deductibility of performance-based compensation that otherwise satisfies the requirements of Section 162(m). If shareholders do not approve the Amended and Restated Executive Performance Incentive Plan, which means that the business criteria will not have been re-approved for purposes of Section 162(m), payments earned under performance-based awards would no longer qualify as “performance-based” compensation within the meaning of Section 162(m). Consequently, such payments would not be tax deductible to the extent that compensation paid to any of the covered employees exceeds $1 million in a taxable year. This could result in additional tax liability to BancorpSouth.

Description of the Amended and Restated Executive Performance Incentive Plan

The Amended and Restated Executive Performance Incentive Plan is described below. The description is qualified in its entirety by reference to the full text of the plan, which is included in Appendix A to this Proxy Statement.

Administration

The Executive Compensation and Stock Incentive Committee administers the Amended and Restated Executive Performance Incentive Plan. All members of the committee are “outside directors,” as defined in Section 162(m). In addition, committee members qualify under the applicable independence standards of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the listing requirements of the New York Stock Exchange.

Awards

Awards under the Amended and Restated Executive Performance Incentive Plan are payable as (i) cash incentive awards, (ii) shares of our common stock subject to vesting conditions, or (iii) cash or stock payments that are based on the value of our common stock. These awards are subject to achievement of performance goals that, in general, are set each year, but may be measured over a longer performance period. For awards that are made in or are based on our common stock, the source of the shares is our Long-Term Equity Incentive Plan. For more information about the use of the Executive Performance Incentive Plan for executive compensation, see the section below entitled “COMPENSATION DISCUSSION AND ANALYSIS — Components of Compensation — Annual Incentive Compensation.”

The Executive Compensation and Stock Incentive Committee may take into account several factors when establishing the performance goals. Nonetheless, the performance goals must be objectively determinable and based on levels of achievement of the business criteria contained in the Amended and Restated Executive Performance Incentive Plan. Generally, no later than 90 days after the beginning of the performance period, the committee will specify in writing:

•	The type of award (i.e., cash or common stock);

•	The performance goals upon which each participant’s award is conditioned; and

•	Either the fixed amount of cash or stock compensation or an objective formula for computing cash or stock compensation payable to each participant upon achievement of the specified goals.

The amount of awards may vary among participants and from year to year.

Maximum Awards

The maximum cash that can be paid under an award to any participant under the Amended and Restated Executive Performance Incentive Plan in any calendar year is $4 million. The maximum number of shares of our common stock that may be subject to an award to any participant in any one-year period is 120,000.

Performance Goals

The Executive Compensation and Stock Incentive Committee may establish performance goals for awards granted under the Amended and Restated Executive Performance Incentive Plan based on any of the business criteria listed below. Performance goals include targeted levels of achievement under any of these business criteria as determined by the committee:

•	Return on average equity or average assets;

•	Deposits and other funding sources;

•	Revenue, including interest income and/or non-interest income, and/or return on revenue;

•	Cash flow (operating, free, cash flow return on equity, cash flow return on investment);

•	Earnings, before or after taxes, interest, depreciation, and/or amortization;

•	Earnings per share;

•	Net interest margin;

•	Improvement in credit quality measures, including non-performing asset ratio, net charge-off ratio or reserve coverage of non-performing loans vs. peers;

•	Efficiency ratio;

•	Loan growth; and

•	Total shareholder return.

Payment of Awards

After the end of each year, or other period of performance specified in an award, the Executive Compensation and Stock Incentive Committee must certify in writing for each participant whether the performance goals and any other material conditions have been met. Pursuant to a policy adopted by the committee, certification of achievement is not made until the Annual Report on Form 10-K for the year in which performance is measured has been filed. If these goals and conditions have been met, the committee may authorize payment of the amount of cash or vesting of common stock earned under an award. The committee has discretion to reduce or eliminate, but not increase, an amount that is payable to a participant under an award.

Change in Control

If we experience a change in control (as defined in the Amended and Restated Executive Performance Incentive Plan), a participant is entitled to the maximum amount payable under an award that is outstanding whether or not the performance goals are achieved. The award is to be paid as soon as practicable following the change in control.

Death, Disability and Retirement

Upon a participant’s death or disability (as defined in the Amended and Restated Executive Performance Incentive Plan), the performance goals for outstanding awards will be deemed to have been achieved and, in the discretion of the Executive Compensation and Stock Incentive Committee, the award may be paid in full or prorated based on the number of full months that have elapsed in the performance period. Awards will be paid at or about the time that we pay all other awards.

Upon a participant’s retirement (as defined in the Amended and Restated Executive Performance Incentive Plan), outstanding awards will be paid if all performance goals were achieved and, in the discretion of the Executive Compensation and Stock Incentive Committee, the award may be paid in full or prorated based on the number of full months that have elapsed in the performance period. Awards will be paid at or about the time that we pay all other awards.

Amendment and Termination

The Board of Directors may amend or terminate the Amended and Restated Executive Performance Incentive Plan at any time. However, no amendment that would modify the material terms of the business criteria on which the performance goals are based will be effective until approved by our shareholders in a manner that satisfies the shareholder approval requirements of Section 162(m).

Federal Income Tax Consequences

Under present federal income tax law, participants will generally realize ordinary income equal to the amount of a cash award under the Amended and Restated Executive Performance Incentive Plan in the year of receipt. With respect to equity awards under the Amended and Restated Executive Performance Incentive Plan, participants will generally recognize ordinary income based on the market value of common stock at the time it becomes vested or earned under an award. With respect to an award of common stock that is subject to the plan, participants can make an election under Section 83(b) of the Internal Revenue Code to be taxed on the value of the common stock at the time the award is granted. In either case, the individual is also subject to capital gains treatment on the subsequent sale of the common stock acquired through an award. For this purpose, the individual’s basis in the common stock is its fair market value at the time the common stock subject to the award becomes vested. If an election under Section 83(b) is made, basis is determined at the time the common stock was transferred.

We will generally be entitled to a corresponding federal income tax deduction at the time the participant recognizes ordinary income with respect to any award of performance-based compensation under the Amended and Restated Executive Performance Incentive Plan. If the shareholders do not approve the Amended and Restated

Executive Performance Incentive Plan, which means that the business criteria will not have been re-approved for purposes of Section 162(m), compensation cannot qualify as “performance-based” and payments to “covered employees” cannot be deducted to the extent that the amount paid exceeds $1 million in a taxable year.

New Plan Benefits

The Amended and Restated Executive Performance Incentive Plan will not result in any new benefits being provided to participants in the plan. Awards under the Amended and Restated Executive Performance Incentive Plan are determined based on our actual performance compared to the performance goals established by the Executive Compensation and Stock Incentive Committee. Therefore, the benefits or amounts to be received by participants cannot be determined at this time.

Required Vote

Approval of the Amended and Restated Executive Performance Incentive Plan, including re-approval of the business criteria used for setting the performance goals or performance-based awards under the plan, requires the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting and entitled to vote on the proposal.

The Board of Directors recommends that shareholders vote “FOR” approval of the Amended and Restated BancorpSouth, Inc. Executive Performance Incentive Plan.

CORPORATE GOVERNANCE

Director Attendance at Board, Committee and Annual Meetings

During 2012, our Board of Directors held six meetings. Each director attended at least 75% of the total of all meetings of the Board of Directors and all committees on which the director served. We encourage our Board members to attend the annual meeting of shareholders. In 2012, all of our directors attended the annual meeting of shareholders, except for Mr. Hood, who was out of the country.

Committees of the Board of Directors

The Board of Directors has established five standing committees – the Executive Committee, the Audit Committee, the Risk Management Committee, the Executive Compensation and Stock Incentive Committee, and the Nominating Committee. A copy of the charter of each of these committees, except for the Executive Committee and the Risk Management Committee, is available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Information – Committee Charting.”

The following table shows the current membership of each committee of the Board of Directors:

Director	Executive Committee	Audit Committee	Executive Compensation and Stock Incentive Committee	Nominating Committee	Risk Management
Gus J. Blass III*					X
James E. Campbell III*
Albert C. Clark*
Grace Clark*
Hassell H. Franklin*	X		X	Chair
W. G. Holliman, Jr.*	X	X	Chair	X
Warren A. Hood, Jr.*		X
Keith J. Jackson*
James V. Kelley	X
Larry G. Kirk*		Chair
Turner O. Lashlee*	X		X	X	X
Guy W. Mitchell III*					Chair
Robert C. Nolan*	X		X	X
W. Cal Partee, Jr.*		X
Aubrey B. Patterson	Chair
Alan W. Perry					X
James D. Rollins III	X

*	Reflects an independent director. For more information, see the section below entitled “– Director Independence.”

Executive Committee

The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of our business and affairs, except those matters enumerated in the charter of the Executive Committee and those matters reserved to the Board of Directors under state law. The Executive Committee held six meetings during 2012.

Audit Committee

The Audit Committee is responsible for, among other things:

•	Monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements and our financial reporting process and systems of internal controls;

•	Monitoring the work of the Audit/Loan Review Committee of BancorpSouth Bank;

•	Evaluating the independence and qualifications of our independent registered public accounting firm;

•	Evaluating the performance of our independent registered public accounting firm and our internal auditing department;

•	Providing an avenue of communication among our independent registered public accounting firm, management, our internal audit department, our subsidiaries and our Board of Directors; and

•	Selecting, engaging, overseeing, evaluating and determining the compensation of our independent registered public accounting firm.

This committee’s performance is evaluated annually. The Board of Directors has determined that each member of the Audit Committee is independent under the listing standards of the New York Stock Exchange. Our Board of Directors has also determined that each of Messrs. Kirk, Holliman and Hood is an “audit committee financial expert” as defined in rules adopted by the Securities and Exchange Commission. The Audit Committee held 11 meetings during 2012.

Executive Compensation and Stock Incentive Committee

Pursuant to its charter, the Executive Compensation and Stock Incentive Committee reviews corporate goals and objectives pertaining to the compensation of our Named Executive Officers (as identified in the section below entitled “EXECUTIVE COMPENSATION – Summary Compensation Table”), evaluates the performance of our Named Executive Officers and determines the salary, benefits and other compensation of our Named Executive Officers. After consultation with management, this committee makes recommendations to the Board of Directors with respect to the salaries, benefits and other compensation of our executive officers other than the Named Executive Officers. This committee also administers our Home Office Incentive Plan, Long-Term Equity Incentive Plan, 1998 Stock Option Plan and Executive Performance Incentive Plan as well as the Executive Officer Incentive-Based Compensation Recovery Policy.

This committee has the sole authority to retain, at our expense, any compensation consultant to assist in the evaluation of executive officer compensation and to approve such consultant’s fees and other retention terms. In addition, this committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems necessary to carry out its duties, at our expense, without prior approval of the Board of Directors or management.

The activities of this committee must be conducted in accordance with the policies and principles set forth in our Corporate Governance Principles. This committee’s performance is evaluated annually. On occasion, the Chief Executive Officer attends Executive Compensation and Stock Incentive Committee meetings. The Chief Executive Officer provides information to the Executive Compensation and Stock Incentive Committee concerning the executive officers, discusses performance measures relating to executive officer compensation and makes recommendations to the Executive Compensation and Stock Incentive Committee concerning the compensation of the executive officers. The Board of Directors has determined that each committee member is independent under the listing standards of the New York Stock Exchange and applicable provisions of the Internal Revenue Code of 1986, as amended, and Securities and Exchange Commission rules. The Executive Compensation and Stock Incentive Committee held five meetings during 2012.

Nominating Committee

The Nominating Committee identifies and recommends to the Board nominees for election to the Board and candidates for appointment to Board committees consistent with criteria approved by the Board. This committee also maintains and periodically reviews our Corporate Governance Principles, oversees the annual evaluation of the Board and management, administers our Stock Ownership Guidelines and reviews and recommends to the Board for approval in advance all “related person” transactions. Pursuant to its charter, at least every other year the committee reviews and approves the compensation paid to non-employee directors and administers our 1995 Non-Qualified Stock Option Plan for Non-Employee Directors and Director Stock Plan. This committee’s performance is evaluated annually. The Board of Directors has determined that each committee member is independent under the listing standards of the New York Stock Exchange. The Nominating Committee held three meetings during 2012.

Risk Management Committee

The Risk Management Committee identifies, evaluates and prioritizes potential risks that we face to ascertain whether management has adequately considered such risks and established adequate procedures for managing and identifying such risks. This committee advises the Board with respect to appropriate procedures and structures for monitoring and reviewing management’s actions relating to such risks. The Board of Directors has determined that the Chairman of the Risk Management Committee, Mr. Mitchell, is independent under the listing standards of the New York Stock Exchange and applicable provisions of rules proposed by the Board of Governors of the Federal Reserve System to regulate the composition and activities of risk committees of publicly traded bank holding companies with over $10 billion in assets. The Risk Management Committee held four meetings during 2012.

Executive Sessions

In order to promote open discussion among the non-management directors, we schedule regular executive sessions in which those directors meet without management present. Mr. Patterson, the Chairman of the Board, presides at these meetings. In addition, an executive session of independent (as defined in the listing standards of the New York Stock Exchange), non-management directors is held at least twice each year.

Communications with the Board of Directors

You may send communications to the Board of Directors, the presiding director of the non-management directors, the non-management directors as a group or any individual director by writing to the Board of Directors or an individual director in care of the Corporate Secretary at One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. The Corporate Secretary will directly forward written communications addressed to the entire Board of Directors to the Chairman of the Nominating Committee, written communications addressed to the non-management directors to the non-management directors and all other written communications to the individual director(s) to whom they are addressed.

Governance Information

In addition to the committee charters described above, our Corporate Governance Principles and our Code of Business Conduct and Ethics are available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Information – Governance Documents.” These materials as well as the committee charters described above are also available in print to any shareholder upon request. Such requests should be sent to the following address:

BancorpSouth, Inc.

One Mississippi Plaza

201 South Spring Street

Tupelo, Mississippi 38804

Attention: Corporate Secretary

Director Independence

The Board of Directors reviews the independence of all directors and affirmatively makes a determination as to the independence of each director on an annual basis. No director will qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with BancorpSouth (either directly or as a partner, shareholder or officer of an organization that has a relationship with BancorpSouth). In each case, the Board of Directors broadly considers all relevant facts and circumstances when making independence determinations. To assist the Board of Directors in determining whether a director is independent, the Board of Directors has adopted Director Independence Standards, which are available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Information – Governance Documents.” The Board of Directors has determined that each of Ms. Clark and Messrs. Blass, Campbell, Clark, Franklin, Holliman, Hood, Jackson, Kirk, Lashlee, Mitchell, Nolan and Partee, a majority of our Board members, meets our standards as well as the current listing standards of the New York Stock Exchange for independence.

During 2012, the Board of Directors considered the following relationships and transactions in making its independence determinations with respect to each director identified as independent:

•

Five Star, LLC, a private company of which Mr. Holliman is an owner, leased office space at BancorpSouth Bank’s main office building in Tupelo, Mississippi and paid rent to us; however, the Board of Directors determined that this leasing arrangement and the amount paid to us by Five Star in 2012 ($12,000) was not material and did not affect Mr. Holliman’s independent judgment;

•

Mitchell, McNutt & Sams, P.A., a law firm of which Mr. Mitchell is a partner, provided legal services to us in 2012; however, the Board of Directors determined that the amount we paid to Mitchell, McNutt & Sams in 2012 ($8,273) was not material and did not affect Mr. Mitchell’s independent judgment;

•

Lashlee-Rich, Inc., a private company of which Mr. Lashlee is an owner and serves as Chairman, from time to time performs construction work on some of BancorpSouth Bank’s branches. Because we paid only a nominal amount to Lashlee-Rich in 2010 through 2012, the Board of Directors determined that the amounts paid to Lashlee-Rich in the last three years are not material and that Mr. Lashlee meets the requirements for independence under the current listing standards of the New York Stock Exchange and our Director Independence Standards.

Forman Perry Watkins Krutz & Tardy, LLP, a law firm of which Mr. Perry is a partner, provides legal services for us. In 2012, we paid this firm approximately $72,561. Because Mr. Perry’s law firm regularly provides legal services for us, the Board of Directors has determined that Mr. Perry does not meet the requirements for independence under the current listing standards of the New York Stock Exchange or our Director Independence Standards.

Director Qualification Standards

The Nominating Committee and our Chief Executive Officer actively seek individuals qualified to become members of our Board of Directors for recommendation to our Board of Directors and shareholders. The Nominating Committee considers nominees proposed by our shareholders to serve on our Board of Directors that are properly submitted in accordance with our Amended and Restated Bylaws. In recommending candidates and evaluating shareholder nominees for our Board of Directors, the Nominating Committee considers each candidate’s qualifications regarding independence, diversity, age, ownership, influence and skills, such as an understanding of financial services industry issues, all in the context of an assessment of the perceived needs of BancorpSouth at that point in time. Our director qualifications are set forth in our Corporate Governance Principles, which are available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Information – Governance Documents.” The Nominating Committee meets at least annually with our Chief Executive Officer to discuss the qualifications of potential new members of our Board of Directors. After consulting with our Chief Executive Officer, the Nominating Committee recommends the director nominees to the Board of Directors for their approval. We have not paid any third party a fee to assist the Nominating Committee in the director nomination process to date.

The Nominating Committee determines the appropriate characteristics, skills and experiences for the Board of Directors as a whole as well as for individual directors and nominees, with the objective of having a Board with diverse backgrounds and experiences. In considering the structure of the Board, the Nominating Committee evaluates each nominee, with the objective of recommending a group of nominees that can best perpetuate the success of BancorpSouth and represent shareholder interests through the exercise of sound judgment using the Board’s diversity of experience.

Board Leadership Structure

As specified in our Corporate Governance Principles, the Board of Directors does not have a policy with respect to the separation of the offices of Chairman of the Board and the Chief Executive Officer. The Board believes this issue is part of the succession planning process and that it is in the best interests of BancorpSouth and our shareholders to retain the flexibility to combine or separate these functions.

Effective November 27, 2012, Mr. Patterson retired as our Chief Executive Officer and became our Chairman of the Board and Mr. Rollins became our new Chief Executive Officer. Mr. Patterson retired as an employee effective February 28, 2013 and continues to serve as our non-executive Chairman of the Board. The Board determined at that time that it was appropriate to separate the roles of Chairman of the Board and Chief Executive Officer. The Board reached this decision after considering our Corporate Governance Principles, our historical leadership structure and the length of Mr. Patterson’s service to BancorpSouth and the Board.

The non-management directors meet in executive session without management or Mr. Patterson present at least semi-annually. Unless a majority of the non-management directors designates a presiding director, the Chairman of the Nominating Committee presides at these meetings. Mr. Patterson does not meet the New York Stock Exchange standards of independence as a result of his prior service as our Chief Executive Officer. All of the standing committees of the Board except for the Executive Committee and the Risk Management Committee are comprised entirely of independent directors.

Stock Ownership Guidelines

In March 2013, our Board of Directors approved and adopted Stock Ownership Guidelines for our directors and Named Executive Officers. Under the guidelines, each director and Named Executive Officer must beneficially own at least 10,000 shares of our common stock. Those individuals have a period of three years from the later of the date of the adoption of the guidelines or the date that he or she becomes a director or Named Executive Officer to achieve the minimum ownership level. The Nominating Committee administers the Stock Ownership Guidelines and may, in its discretion, consider exceptions if the guidelines place a severe financial hardship on an individual or for charitable gifts, estate planning transactions and certain other limited circumstances. The Stock Ownership Guidelines are available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Information – Governance Documents.”

Risk Oversight

Our Board of Directors oversees a company-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Effective risk oversight is an important priority of the Board. The Board has implemented a risk governance framework to:

•	Understand critical risks in our business and strategy;

•	Allocate responsibilities for risk oversight among the full Board, its committees and management;

•	Evaluate our risk management processes and ensure that they function adequately;

•	Facilitate open communication between management and the Board; and

•	Foster an appropriate culture of integrity and risk awareness.

While the Board has the ultimate oversight responsibility for the risk management process, management is charged with actively managing risk. Management has robust internal processes and policies to identify and manage risks and to communicate with the Board. These include the Risk Management Committee, the Executive Risk Oversight Committee, the Enterprise Risk Management Group, a real estate risk management group, regular internal senior management meetings, ongoing long-term strategic planning, regular reviews of regulatory and litigation compliance, a Code of Business Conduct and Ethics, and a comprehensive internal and external audit process. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls at least annually. Management communicates routinely with the Board and its committees, and the Risk Management Committee communicates routinely with the Board regarding the significant risks identified and how they are being managed.

The Board implements its risk oversight function both as a whole and through its committees. All committees of the Board play a significant role in carrying out the risk oversight function. In particular:

•

The Audit Committee oversees risks related to our financial statements, our compliance with legal and regulatory requirements, our financial reporting process and system of internal controls. The Audit

Committee monitors the work of the Audit/Loan Review Committee of BancorpSouth Bank’s Board of Directors and evaluates the performance of our independent auditors and our internal auditing department. The Audit Committee periodically meets privately in separate executive sessions with management, our internal audit department and our independent auditors;

•

The Executive Compensation and Stock Incentive Committee oversees the risks and rewards associated with our compensation philosophy and programs. As discussed in more detail below in the section entitled “COMPENSATION DISCUSSION AND ANALYSIS,” this committee determines and approves the compensation for our Named Executive Officers, reviews and recommends to the Board the compensation for our other executive officers, approves, administers and evaluates our incentive-compensation plans, equity-based plans and other compensation plans, policies and programs and administers the incentive-based compensation recovery policy;

•	The Nominating Committee oversees risks related to our corporate governance principles and risks arising from related person transactions;

•	The Risk Management Committee oversees other potential risks we face and evaluates whether management has placed into effect adequate procedures to identify and manage those risks; and

•

The Risk Management Committee oversees enterprise-wide risk management practices. The committee’s focus includes the identification, monitoring, management and planning for our exposure to applicable risks, including market risk, interest rate risk, credit risk, liquidity risk, operation risk, capital risk, technology risk, compliance risk, human resource risk, reputational risk and other such risks as may from time to time be material to us. The committee seeks to determine whether management has adequately considered all material risks facing us and whether procedures have been effectively implemented in order to mitigate sufficiently the risks identified. The committee provides advice to the Board of Directors and its other committees as to appropriate risk mitigation procedures and structures, which helps the Board fulfill its responsibilities to effectively monitor and review actions of management.

In addition, we have established the real estate risk management group to more actively monitor credit risk and its impact on our financial reporting.

Compensation Committee Interlocks and Insider Participation

During 2012, the Executive Compensation and Stock Incentive Committee consisted of Messrs. Franklin, Holliman (Chair), Lashlee and Nolan.

None of the members of the Executive Compensation and Stock Incentive Committee has at any time been one of our officers or employees. Members of the committee may, from time to time, have banking relationships in the ordinary course of business with our subsidiary, BancorpSouth Bank, as described below in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” Except as described in that section and in the section above entitled “– Director Independence,” Messrs. Franklin, Holliman, Lashlee and Nolan had no other relationship during 2012 requiring disclosure by us.

During 2012, none of our executive officers served as a member of another entity’s compensation committee, one of whose executive officers served on our Executive Compensation and Stock Incentive Committee or on our Board of Directors, and none of our executive officers served as a director of another entity, one of whose executive officers served on our Executive Compensation and Stock Incentive Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information, as of January 31, 2013 (except as otherwise specified), with respect to the beneficial ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and nominee for director, (iii) each of our Named Executive Officers identified in the section below entitled “EXECUTIVE COMPENSATION – Summary Compensation Table” and (iv) all of our directors and executive officers as a group. As of January 31, 2013, 94,550,200 shares of our common stock were outstanding. The statute governing Mississippi state banks and our Amended and Restated Bylaws require our directors to hold $200 in par value of our common stock (i.e., 80 shares). Our Stock Ownership Guidelines generally require our directors and Named Executive Officers to beneficially own at least 10,000 shares of our common stock by March 2016. For more information, see the section above entitled “CORPORATE GOVERNANCE – Stock Ownership Guidelines.” The number of shares of common stock owned by each director reflected in the table below includes such shares. We relied on information supplied by our directors, executive officers and beneficial owners for purposes of this table.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
BancorpSouth, Inc. 401(k) Profit-Sharing Plan	7,143,076		7.55%
Blackrock, Inc.	6,477,728	(3)	6.86%
Larry D. Bateman	97,129		*
Gus J. Blass III	122,988	(4)	*
James E. Campbell III	118,874	(5)	*
Albert C. Clark	50,194	(6)	*
Grace Clark	5,177		*
Hassell H. Franklin	1,267,313		1.34%
W. G. Holliman, Jr.	725,623	(7)	*
Warren G. Hood, Jr.	10,459		*
Keith J. Jackson	11,895		*
James V. Kelley	454,805		*
Larry G. Kirk	53,336		*
Turner O. Lashlee	103,990		*
Gordon R. Lewis	124,256		*
Guy W. Mitchell III	64,845		*
Robert C. Nolan	525,290	(8)	*
W. Cal Partee, Jr.	349,190	(9)	*
Aubrey B. Patterson	1,176,733		1.25%
Alan W. Perry	100,731		*
William L. Prater	39,800		*
James D. Rollins III	112,315		*
All directors and executive officers as a group (24 persons)	5,828,759		6.17%

*	Less than 1%.
(1)

The address of each person or entity listed, other than Blackrock, Inc., is c/o BancorpSouth, Inc., One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. The address of Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022.

(2)	Beneficial ownership is deemed to include shares of common stock that an individual has a right to acquire within 60 days after January 31, 2013, including upon the exercise of options granted under our various equity incentive plans described above in the sections entitled “CORPORATE GOVERNANCE – Committees of the Board of Directors – Executive Compensation and Stock Incentive Committee” and “CORPORATE GOVERNANCE – Committees of the Board of Directors – Nominating Committee” as follows:

Name	Common Stock Underlying Options Exercisable within 60 Days
Larry D. Bateman	83,600
Gus J. Blass III	—
James E. Campbell III	—
Albert C. Clark	—
Grace Clark	—
Hassell H. Franklin	18,000
W. G. Holliman, Jr.	18,000
Warren G. Hood, Jr.	—
Keith J. Jackson	—
James V. Kelley	310,874
Larry G. Kirk	18,000
Turner O. Lashlee	18,000
Gordon R. Lewis	85,200
Guy W. Mitchell III	18,000
Robert C. Nolan	18,000
W. Cal Partee, Jr.	18,000
Aubrey B. Patterson	652,165
Alan W. Perry	18,000
William L. Prater	29,800
James D. Rollins III	—

These shares are deemed to be outstanding for the purposes of computing the “percent of class” for that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person.

Information in the table for individuals also includes shares held for their benefit in our 401(k) Profit-Sharing Plan (formerly known as our Amended and Restated Salary Deferral – Profit Sharing Employee Stock Ownership Plan), and in individual retirement accounts for which the shareholder can direct the vote. Except as indicated in the footnotes to this table, each person listed has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him or her pursuant to applicable law.

(3)	Based on shares beneficially owned by BlackRock, Inc. as set forth in a Schedule 13G/A dated as of February 4, 2013 and filed with the SEC on February 6, 2013. BlackRock reported that it possesses sole voting and dispositive power with respect to such shares.
(4)	Includes 5,518 shares held in a trust of which Mr. Blass is the trustee for the benefit of his son, of which Mr. Blass disclaims beneficial ownership.
(5)	Includes 8,000 shares owned by a limited partnership in which Mr. Campbell is a partner and for which he shares voting and dispositive power.
(6)	Includes 16,787 shares owned by Mr. Clark’s wife, of which Mr. Clark disclaims beneficial ownership.
(7)	Includes 141,417 shares owned by Mr. Holliman’s wife, of which Mr. Holliman disclaims beneficial ownership.
(8)	Includes 13,435 shares held in trusts of which Mr. Nolan is the co-trustee for the benefit of his grandchildren, of which Mr. Nolan disclaims beneficial ownership, 302,484 shares held in a trust of which Mr. Nolan is the co-trustee for the benefit of his nieces, nephews, children and the lineal descendants of four co-trustees, of which Mr. Nolan disclaims beneficial ownership, and 4,227 shares owned by Mr. Nolan’s wife, of which Mr. Nolan disclaims beneficial ownership.
(9)	Includes 2,155 shares owned by Mr. Partee’s wife, of which Mr. Partee disclaims beneficial ownership, 12,393 shares held by Mr. Partee’s wife as custodian for the benefit of Mr. Partee’s children, of which Mr. Partee disclaims beneficial ownership, and 19,750 shares held in trusts for the benefit of Mr. Partee’s children, nieces and nephews, of which Mr. Partee disclaims beneficial ownership.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We believe that our executive compensation program has played a significant role in our ability to attract, motivate and retain a highly experienced team of executives. We believe that the program is structured in a manner that supports our company and our business objectives, as well as our culture and the traditions that have allowed us for over 135 years to meet the needs of our shareholders, customers and employees and to support the communities in which we operate.

Our Executive Compensation and Stock Incentive Committee regularly reviews our executive compensation program to ensure it achieves the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. In 2012, the committee engaged Towers Watson & Co. to review our executive compensation programs, advise the committee with respect to the aggregate level of compensation of our executive officers and advise the committee on the mix of elements used to compensate our executive officers. In late 2012, Towers Watson also advised the committee in connection with the compensation package that was offered to and negotiated with Mr. Rollins in connection with his hiring as our new Chief Executive Officer. For more information about the terms of Mr. Rollins’ employment and his compensation, see the section below entitled “– Employment Agreements and Change in Control Arrangements – Employment Agreement.”

As described below in the section entitled “– Compensation Policy,” our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. Under this program, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, the attainment of corporate goals, and the realization of increased shareholder value. Performance criteria are established by our Executive Compensation and Stock Incentive Committee for annual incentive compensation opportunities under the Home Office Incentive Plan and the Executive Performance Incentive Plan. Based on criteria established by the committee and our audited financial results for the year ended December 31, 2012, all of the Named Executive Officers earned a cash incentive award. To further encourage decision-making aligned with our long-term goals, performance shares are subject to a two-year performance period followed by a one-year retention period. Vesting of the performance shares granted in 2011 was subject to the achievement of performance goals related to cumulative earnings per share and average deposits and other funding sources for the performance period of 2011 through 2012. Because the performance goals established for these awards were met at 56% of the target level during the performance period, 56% of the target number of performance shares granted in 2011 were earned. Similarly, vesting of performance shares granted in 2012 is subject to the achievement of performance goals for the performance period of 2012 through 2013.

Our principal measures of success in achieving our business objectives are an increasing dividend, growth in average deposits and other funding sources, return on average equity or average assets, earnings per share growth, asset quality and our overall market competitive position, as measured against our own internal standards and as compared to a peer group of comparably sized financial and bank holding companies. We believe our executive compensation program’s mix of base salary, annual and long-term incentive compensation, benefits and perquisites as described below in the section entitled “– Compensation Policy” is properly aligned with these objectives.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related Securities and Exchange Commission rules, in connection with the 2011 annual meeting of shareholders we solicited advisory votes by shareholders on executive compensation and on the frequency with which the advisory vote on executive compensation would be solicited. As a result of our shareholders’ approval, on an advisory basis, at such meeting, the Board of Directors determined that the Company will hold an advisory vote on the compensation of the Named Executive Officers every three years until the next shareholder vote on the frequency of the advisory vote, which will occur at the annual meeting of shareholders in 2017. Further, because 79% of the votes cast on the advisory say-on-pay proposal voted in favor of our executive compensation at the 2011 annual meeting and only 4% voted against our executive compensation, the Executive Compensation and Stock Incentive Committee did not make any significant changes to the executive compensation program for 2012.

Compensation Overview

The Executive Compensation and Stock Incentive Committee of the Board of Directors administers our executive compensation program. The Executive Compensation and Stock Incentive Committee is composed entirely of directors who are independent under the listing standards of the New York Stock Exchange and our Director Independence Standards. Committee members are also required to meet applicable independence standards under Section 162(m) of the Internal Revenue Code and Securities and Exchange Commission Rule 16b-3. The Director Independence Standards are available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Information – Governance Documents.” The charter of the Executive Compensation and Stock Incentive Committee is available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Information – Committee Charting.” The charter is reviewed annually by the Executive Compensation and Stock Incentive Committee and was most recently revised in January 2011.

In performing its duties, among other things, the Executive Compensation and Stock Incentive Committee:

•

Annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines and approves the Chief Executive Officer’s compensation level based on this evaluation;

•

In determining the long-term incentive component of the Chief Executive Officer’s compensation, considers our performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable financial and bank holding companies, the awards given to the Chief Executive Officer in past years and such other factors as it may deem relevant;

•

For the (i) Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer, annually determines and approves, and (ii) other executive officers, annually reviews and recommends to the Board:

–	The annual base salary level(s);

–	Annual non-equity incentive compensation;

–	Awards under and changes to long-term incentive compensation plans and equity-based plans;

–	Employment agreements, severance arrangements and change-in-control agreements, in each case as, when and if appropriate; and

–	Any special or supplemental benefits plans or programs and perquisites;

•	At least annually and more often as circumstances dictate, reports its actions to the Board; and

•	Annually reviews and re-assesses the adequacy of the Executive Compensation and Stock Incentive Committee’s charter and recommends any proposed changes to the Board for approval.

Compensation Policy

Our principal measures of success in achieving our business objectives are an increasing dividend, growth in average deposits and other funding sources, return on average equity or average assets, earnings per share growth, asset quality and our overall market competitive position, as measured against our own internal standards and as compared to a peer group of comparably sized financial and bank holding companies. The variable, performance-based elements of our executive compensation program are designed to reward our executive officers based on our overall performance in achieving defined performance goals relative to these measures.

Through our executive compensation program, we seek to provide:

•	Base salaries at levels that will attract and permit us to retain qualified executive officers;

•	Compensation that differentiates pay on the basis of performance;

•

Incentive compensation opportunities that will motivate executive officers to achieve both our short-term and long-term business objectives and that will provide compensation commensurate with our performance achievements;

•	Total compensation that is competitive with that of comparable financial and bank holding companies within the context of our performance; and

•	Protection of shareholder interests by requiring achievement of successful results as a condition to earning above-average compensation.

Our executive compensation program consists of the following primary elements:

•

Annual base salary is intended to provide a foundation element of compensation that is relatively secure and that reflects the skills and experience that an executive brings to us; we seek to pay base salaries that are competitive with those paid to executive officers in comparable positions at comparable financial and bank holding companies;

•

Annual incentive compensation is a variable non-equity element that is based on the achievement of defined goals for a given fiscal year that are tied to our overall performance and, in some situations, performance of a specific business unit;

•	Long-term incentive compensation is a variable equity element that provides an emphasis on long-term performance goals, stock price performance, ongoing improvement and continuity of performance;

•	Employee benefits are intended to provide reasonable levels of security with respect to retirement, medical, death and disability protection and paid time off; and

•

Certain perquisites are used to supplement the other elements of compensation, facilitating the attraction and retention of executive officers of the caliber we believe necessary to remain competitive.

The Executive Compensation and Stock Incentive Committee uses the variable compensation elements of our executive compensation program (i.e., annual incentive compensation and long-term incentive compensation) as incentives that are based on our performance. While increases to annual base salaries also take individual and our overall performance into consideration, they are not predicated solely on performance achievements and are not subject to the same degree of variability as the performance-based incentives. The variable elements of compensation align with shareholder interests by focusing executives’ attention on key measures of performance that we believe either drive shareholder return or directly reflect our stock price performance.

The allocation of compensation across each of the elements of our executive compensation program is based on the following considerations:

•

The need to provide a level of basic compensation (i.e., base salary and employee benefits) necessary to enable us to attract and retain high-quality executives, regardless of external business conditions;

•	The goal of providing a substantial amount of compensation opportunities through performance-based, variable-compensation vehicles;

•	The goal of reflecting reasonable practices of comparable financial and bank holding companies within the context of our performance achievements; and

•	The desire to align our executives’ and our shareholders’ best interests through the use of equity-based compensation vehicles.

The Executive Compensation and Stock Incentive Committee does not, however, target a specific percentage of total compensation for salary, cash incentives, equity incentives, benefits or perquisites under our executive compensation program.

The following table reflects the percentage of total compensation allocated to each element of compensation, as set forth below in the section entitled “EXECUTIVE COMPENSATION – Summary Compensation Table,” for each of the Named Executive Officers for 2012:

Name	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total(1)
James D. Rollins III(2)	1%	18%	56%	—%	—%	25%	—%	100%
William L. Prater	41%	—%	7%	8%	32%	10%	3%	101%
Larry D. Bateman	32%	—%	5%	6%	25%	29%	2%	99%
James V. Kelley	29%	—%	5%	5%	34%	25%	2%	100%
Gordon R. Lewis	34%	—%	8%	9%	26%	20%	2%	99%
Aubrey B. Patterson(2)	22%	—%	5%	5%	34%	33%	1%	100%

(1)	The total does not equal 100% for all of the Named Executive Officers because of rounding.
(2)	Effective November 27, 2012, Mr. Rollins was appointed Chief Executive Officer and Mr. Patterson retired as Chief Executive Officer.

Our Executive Officer Incentive-Based Compensation Recovery Policy sets forth the conditions under which we may recover excess incentive-based compensation paid or awarded to or received by any of our current or former executive officers. In the event we are required to prepare an accounting restatement of our financial statements as a result of our material noncompliance with any financial reporting requirement under applicable federal securities laws, we will recover from each former or current executive officer any excess incentive-based compensation paid or awarded to or received by such executive officer during the three-year period preceding the date of filing with the SEC of the latest document containing materially noncompliant financial statements that are subject to the restatement.

The statute governing Mississippi state banks and our Amended and Restated Bylaws require our directors to hold $200 in par value of our common stock (i.e., 80 shares). We have also adopted Stock Ownership Guidelines that generally require our directors and Named Executive Officers to beneficially own at least 10,000 shares of our common stock by March 2016. For more information, see the section above entitled “CORPORATE GOVERNANCE – Stock Ownership Guidelines.” Our Insider Trading Policy prohibits directors, officers and other employees from hedging the economic risk of ownership of any shares of our common stock they own.

Compensation Process

In 2012, we engaged Towers Watson to provide multiple services, including substantive consultation services with respect to general compensation, health, welfare and retirement benefits. In addition, Towers Watson is the actuary for our pension plan. Since 2001, the Executive Compensation and Stock Incentive Committee has separately engaged Towers Watson or its predecessor to review our executive compensation programs, advise the committee with respect to the aggregate level of compensation of our executive officers and advise the committee on the mix of elements used to compensate our executive officers. The Towers Watson consultants who are involved in this function are engaged separately and work independently from those Towers Watson consultants who are engaged for health, welfare and retirement consulting. In 2012, we paid Towers Watson $139,466 in connection with executive compensation consulting services and $770,658 for other services, including retirement plan and actuarial consulting, retirement plan administration and human resource program communication. The committee has considered the relationships that Towers Watson has had with BancorpSouth, the members of the committee and our executive officers, as well as the policies that Towers Watson has in place to maintain its independence and objectivity, and determined that Towers Watson’s work as our compensation consultant in 2012 did not raise any conflicts of interest.

The Executive Compensation and Stock Incentive Committee generally meets four times a year and more often if necessary. Prior to each regular meeting, the Corporate Secretary sends materials to each committee member, including minutes of the previous meeting, an agenda, recommendations for the upcoming meeting and other materials relevant to the agenda items. Historically, the Chief Executive Officer has occasionally attended committee meetings to provide information to the committee concerning the performance of executive officers, discuss performance measures relating to executive officer compensation and make recommendations to the committee concerning the compensation of executive officers. The Executive Compensation and Stock Incentive

Committee holds an executive session consisting only of committee members (and, as appropriate, representatives of Towers Watson) at almost every meeting. The Chief Executive Officer generally does not engage in discussions with the Executive Compensation and Stock Incentive Committee regarding his own compensation, except to respond to questions posed by committee members outside of the executive session deliberations.

The Executive Compensation and Stock Incentive Committee reviews and approves, in advance, employment, severance or similar arrangements or payments to be made to any executive officer. The committee receives reports from management pertaining to compensation for all other officers and annually reviews all of the perquisites paid to the Named Executive Officers as discussed below in the section entitled “– Components of Compensation – Perquisites.”

In connection with the deliberations of the Executive Compensation and Stock Incentive Committee in 2012, Towers Watson prepared an in-depth market analysis of our relative competitiveness with respect to the salary, annual incentive award opportunity and long-term incentive opportunity for Messrs. Rollins, Kelley and Patterson, and the base salary only for the remaining members of our senior management. This analysis included comparisons to both our peer group (identified below) and the overall relevant bank industry marketplace. Towers Watson’s analyses and reports were provided to both the Chairman of the committee and to senior management to facilitate review and discussion.

In addition, the Executive Compensation and Stock Incentive Committee relied on Towers Watson for the following:

•	Guidance regarding the appropriateness of the companies comprising our peer group;

•	The design and operation of our overall executive compensation program;

•	Guidance regarding the implications of various regulations affecting executive compensation; and

•	Research of issues and presentation of alternatives on topics of interest to the committee.

The Executive Compensation and Stock Incentive Committee determined specific salary levels and incentive award opportunities for 2012 through a qualitative analysis beginning from a base of objective market information. First, Towers Watson provided a memorandum to the Chairman of the committee that included a detailed market analysis and observations of the market competitiveness of the Chief Executive Officer’s and Chief Operating Officer’s base salary, target cash incentive opportunity and long-term incentive opportunity. The committee then reviewed this objective market information as a check to ensure that the current compensation of each executive was within an acceptable competitive range. In addition, the committee analyzed factors such as our past and expected future performance, past and expected future individual performance, career objectives, retention considerations, the current business environment and anticipated changes, and our near-term and long-term business strategies. In other words, the committee combined objective and financial information with subjective and qualitative considerations.

As a result of the peer group analysis, the Executive Compensation and Stock Incentive Committee reviewed proxy statement disclosures and compensation survey data. The peer group selected by the committee was comprised of both “primary comparators” and a “reference comparator.” The primary comparators were organizations that were within a range of approximately one-half to two times our asset size and the reference comparator was a financial institution of regional interest that was outside of that range. The primary and reference comparators were as follows:

•

Primary comparators: Commerce Bancshares, Inc.; Cullen/Frost Bankers, Inc.; First Horizon National Corporation; FirstMerit Corporation; Fulton Financial Corporation; Hancock Holding Company; IBERIABANK Corporation; International Bancshares Corporation; Old National Bancorp; Prosperity Bancshares, Inc.; Trustmark Corporation; United Community Banks, Inc.; Valley National Bancorp; and Webster Financial Corporation.

•	Reference comparator: Synovus Financial Corp.

The proxy statement review analysis included the following:

•	The pay levels and practices of the peer group of financial and bank holding companies selected by the committee;

•

The Chief Executive Officer’s and the Chief Operating Officer’s positions from both a “pay rank” perspective (i.e., highest paid and second-highest paid) and a “position match” perspective (i.e., Chairman and Chief Executive Officer for Mr. Patterson, Chief Executive Officer for Mr. Rollins, President and Chief Operating Officer for Mr. Kelley);

•

Base salary, annual incentive award (both target opportunity and award actually paid), total cash compensation (salary plus cash incentive award), long-term incentive opportunity and total direct compensation (salary plus cash incentive award and long-term incentive opportunity); and

•

Both descriptive statistics (e.g., 25th, 50th and 75th percentiles) for the primary comparators and our percentile ranking versus the peer group primary comparators for each pay element. Similar data was compiled for the reference comparator, but was not incorporated into the descriptive statistics or the percentile rankings.

In its review of compensation survey data, the Executive Compensation and Stock Incentive Committee used nationally recognized bank industry surveys (primarily surveys provided by Towers Watson and Mercer LLC) reflecting similarly-sized financial and bank holding companies. Towers Watson provided the committee with comparisons using both a straight-line regression analysis, which related compensation to the asset size of the financial institution, and an “asset group” analysis, which examined pay data for the financial and bank holding companies falling within set asset-size groupings. This review included the following:

•	An examination of the Chairman, Chief Executive Officer and President and Chief Operating Officer positions, as well as other selected senior management positions;

•	An examination of base salary, annual incentive opportunity and long-term incentive opportunity; and

•	A calculation of descriptive statistics reflecting the 25th, 50th and 75th percentiles of the participant data.

The Executive Compensation and Stock Incentive Committee believes that the overall compensation for both our Chief Executive Officer and Chief Operating Officer is competitive with our peer group and is commensurate with the responsibilities assigned to their respective positions. Compensation for our other executive officers is near the 50th percentile of the compensation for similarly situated officers in the peer group. Otherwise, our compensation policies are consistently applied for all of our executives. The difference between the award opportunities granted to Mr. Rollins as compared to Mr. Kelley, and to Messrs. Rollins and Kelley as compared to our other executive officers, is a reflection of differences in the level and scope of responsibility of their respective positions, and the market’s pattern of providing progressive award opportunities at higher levels.

Components of Compensation

The Executive Compensation and Stock Incentive Committee allocates compensation to our executive officers both as to specific components (e.g., base salary and incentive compensation) and as a whole. The Executive Compensation and Stock Incentive Committee is focused both on the individual components that make up each executive’s total compensation as well as the total compensation itself. Each of the components of compensation is discussed in more detail below.

Annual Base Salary

The Executive Compensation and Stock Incentive Committee views cash compensation as one element of overall compensation, but not necessarily as the principal means to provide incentive to our executive officers. We believe that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of each executive’s position, with an executive’s salary within a salary range being based upon his or her individual performance. In connection with the annual budget process, the Executive Compensation and Stock Incentive Committee considers salaries for the executive officers within the context of the competitive market data described above in the section entitled “– Compensation Process.” In its review of market data for setting 2012 salary levels, the committee found that, while there were some variances of our executives’ salaries from salaries for comparable positions at comparable financial and bank holding companies (which particular deviations were deemed appropriate), the salaries of our executives on the whole reasonably approximated the salaries at comparable financial and bank holding companies.

For 2012, the Executive Compensation and Stock Incentive Committee endeavored to understand competitive pay and compensation opportunities for similarly situated executive officers of comparable financial and bank holding companies and to provide reasonably competitive compensation within the context of our achievements. The committee reviewed the base salaries of our executive officers based on the following considerations:

•	Our salary budget for the applicable fiscal year, which includes the salary of all of our employees;

•

The executive officer’s pattern of achievement with respect to the budget and business plan performance in his or her area(s) of responsibility and overall managerial effectiveness with respect to planning, personnel development, communications, regulatory compliance and similar matters;

•

Assessment of the competitiveness of the executive’s salary as compared to competitive market data (using the median base salary for the comparable position at comparable financial and bank holding companies as a reference);

•	The current level of the executive officer’s base salary in relation to market competitive salary levels;

•	Marketplace trends in salary increases (both geographical and by industry); and

•

Consideration of our overall performance and aggregate cost affordability, retention risks, fairness in view of our overall salary increases and the executive officer’s potential for future contributions to the organization.

As a result of considering these factors, the Executive Compensation and Stock Incentive Committee increased the base salary of each of the Named Executive Officers for 2012 as set forth in the table below. For more information, see the section below entitled “EXECUTIVE COMPENSATION – Summary Compensation Table.”

Name	2012 Base Salary		Percent Increase from 2011 Base Salary
James D. Rollins III	$26,923	(1)	N/A
William L. Prater	332,176		16%
Larry D. Bateman	316,921		3%
James V. Kelley	512,500		—%
Gordon R. Lewis	374,989		10%
Aubrey B. Patterson	803,088		—%

(1)	Reflects only the amount that Mr. Rollins earned during 2012. Pursuant to the Executive Employment Agreement among Mr. Rollins, BancorpSouth, Inc. and BancorpSouth Bank, or the Employment Agreement, Mr. Rollins’ base salary will be not less than $700,000 per annum during its term. For more information, see the section below entitled “– Employment Agreements and Change in Control Arrangements – Employment Agreement.”

In January 2013, the Executive Compensation and Stock Incentive Committee determined the base salary for the executive officers for 2013 based on the same methodology described above. As a result, the base salaries for Messrs. Prater and Lewis were adjusted effective as of January 1, 2013.

Annual Incentive Compensation

Annual non-equity incentive compensation is a component of our executive compensation program. This component of overall compensation furthers our objectives to provide compensation that differentiates pay on the basis of performance, provide compensation commensurate with our performance achievements and protect shareholder interests by requiring achievement of successful results as a condition to earning above-average compensation. We believe that annual incentive compensation should reflect the competitive employment market and the relative internal responsibilities of each executive’s position and should provide meaningful compensation opportunities in relation to our achievement of key annual performance goals. We believe that such compensation opportunities motivate executives to achieve our established goals. The Executive Compensation and Stock Incentive Committee considers annual incentive awards for similarly situated executive officers of similarly-sized financial and bank holding companies within the context of the competitive market data described above in the section entitled “– Compensation Process.” We provide annual incentive compensation opportunities to our executive officers under two incentive plans – the Executive Performance Incentive Plan and the Home Office Incentive Plan.

Executive Performance Incentive Plan. The Executive Performance Incentive Plan provides for the payment of cash incentive awards and equity-based awards based upon the achievement of performance goals established by the Executive Compensation and Stock Incentive Committee. This plan is intended to increase shareholder value and our success by encouraging outstanding performance by our executive officers who are eligible to participate. For 2012, participation in the Executive Performance Incentive Plan was limited to the two executive officers whose compensation is subject to the deduction limitations of Section 162(m) of the Internal Revenue Code – the Chief Executive Officer and the President/Chief Operating Officer. Payments made under the Executive Performance Incentive Plan are intended to be “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. The amount of the cash incentive awards may vary among participants from year to year.

The Executive Compensation and Stock Incentive Committee administers the Executive Performance Incentive Plan, and all of the members of the committee are qualified under all applicable independence standards (including Section 162(m) of the Internal Revenue Code and SEC Rule 16b-3). The committee may establish performance goals for awards granted under the plan based on any of the following business criteria:

•	Return on average equity or average assets;

•	Deposits and other funding sources;

•	Revenue, including interest income and/or non-interest income, and/or return on revenue;

•	Cash flow (operating, free, cash flow return on equity, cash flow return on investment);

•	Earnings, before or after taxes, interest, depreciation and/or amortization;

•	Earnings per share;

•	Net interest margin;

•	Improvement in credit quality measures, including non-performing asset ratio, net charge-off ratio or reserve coverage of non-performing loans vs. peers;

•	Efficiency ratio;

•	Loan growth; and

•	Total shareholder return.

The Executive Compensation and Stock Incentive Committee may take into account several factors when establishing performance goals for incentive awards, but these goals must be objectively determinable and based on levels of achievement of the business criteria listed above. No later than 90 days after the beginning of each fiscal year or any other performance period, the committee specifies in writing:

•	The type of award (i.e., cash or equity);

•	The target amount payable to each participant;

•	The maximum amount payable to each participant;

•	The performance goals upon which each participant’s award is conditioned; and

•	The formula to determine the amount payable or shares that become vested based on the achievement of the specified goals.

The amount of awards may vary among participants and from year to year, but the maximum cash incentive compensation payable to any participant under the Executive Performance Incentive Plan in a year is $4 million.

Following the applicable performance period, the Executive Compensation and Stock Incentive Committee certifies in writing for each participant whether the performance goals and any other material conditions have been met. If these goals and conditions have been met, the committee may authorize payment of the amount earned under an award. The committee has discretion to reduce or eliminate, but not increase, an amount that is payable under the Executive Performance Incentive Plan. The certification of achievement of performance goals under the Executive Performance Incentive Plan and the Home Office Incentive Plan, and the corresponding cash incentive payments, occurs upon the filing of our Annual Report on Form 10-K.

Home Office Incentive Plan. We also provide incentive compensation opportunities to our executive officers and other participants under the Home Office Incentive Plan. The Home Office Incentive Plan uses the same performance measures and goals as the Executive Performance Incentive Plan referenced above, but also allows the Executive Compensation and Stock Incentive Committee to consider subjective factors and to use its discretion to either increase or decrease resultant awards.

The Home Office Incentive Plan and the Executive Performance Incentive Plan are similar but separate programs. Certain employees are eligible for either one program or the other, but not both. The Home Office Incentive Plan covers approximately 70 key management employees who are selected by our Board of Directors and does not impact the awards generated under the Executive Performance Incentive Plan. Awards granted under the Home Office Incentive Plan and the Executive Performance Incentive Plan during 2012 had the following characteristics:

•

Awards were based on growth in average deposits and other funding sources and return on average equity, as reported to the committee based on the audited financial statements for the year ended December 31, 2012. These metrics were selected because of their relationship to shareholder value. Performance goals using these metrics were established and were applied consistently to all participants of both plans;

•	The award opportunities were established on the basis of the following:

–	Each participant’s role and level in the organization, his or her potential to make significant contributions to our success and market competitive levels for similarly situated positions in comparable financial and bank holding companies;

–	The nature of the participant’s position and scope of responsibilities; and

–	Our business environment and positioning in comparison to key competitors, as well as our near-term business plan and long-term business strategy, which were the basis for establishing performance goals;

•	The relationship between performance goals and the amount of award earned was set forth in a matrix that specified the target award opportunity for performance criteria;

•

The actual performance achieved as reported to the committee was compared to the goals established for the year and the amount of award earned was determined for each participant. For participants in the Executive Performance Incentive Plan, the Executive Compensation and Stock Incentive Committee certified in writing whether and to what extent the performance goals were achieved, as is required; and

•	No discretion was applied to adjust the amount awarded under either plan.

2012 Non-Equity Incentive Awards. Awards under the Executive Performance Incentive Plan and Home Office Incentive Plan were made in 2012 to provide cash incentive award opportunities that were a percentage of each participant’s base salary, subject to the achievement of the performance goals described below. The cash incentive award opportunities for 2012 for the Named Executive Officers were as follows:

Name	Annual Incentive Plan Participation	Award Opportunity as a Percentage of Salary(1)
		Threshold	Target	Maximum
James D. Rollins III(2)	Executive Performance Incentive Plan	—%	—%	—%
William L. Prater	Home Office Incentive Plan	16.50%	50%	100%
Larry D. Bateman	Home Office Incentive Plan	16.50%	50%	100%
James V. Kelley	Executive Performance Incentive Plan	24.75%	75%	150%
Gordon R. Lewis	Home Office Incentive Plan	16.50%	50%	100%
Aubrey B. Patterson	Executive Performance Incentive Plan	33.00%	100%	200%

(1)	Straight-line interpolation used to determine award opportunities for performance between goal levels.
(2)	Mr. Rollins was not eligible to receive a cash incentive payment under the Executive Performance Incentive Plan based on our performance for 2012. Pursuant to his Employment Agreement, however, Mr. Rollins received a cash award of $690,000, of which (i) $470,000 was payable on November 27, 2012, and (ii) $220,000 was paid on March 1, 2013. Further, Mr. Rollins will receive a cash award of $700,000 within five business days of the later of the date that we file our Annual Report on Form 10-K for the year ending December 31, 2013 and the date that the Executive Compensation and Stock Incentive Committee certifies the payments due under the Executive Performance Incentive Plan, but reduced by any amount that Mr. Rollins earns for fiscal year 2013 under such plan.

Awards were targeted to each executive’s role and scope of responsibility in the organization. For our Named Executive Officers, 2012 performance goals were based entirely on overall company performance.

For 2012, the Executive Compensation and Stock Incentive Committee established the performance goals set forth below for the Named Executive Officers with respect to the enumerated performance criteria. The target amounts for each performance criterion were incorporated into our fiscal budget. Pursuant to the terms of the Executive Performance Incentive Plan and the Home Office Incentive Plan, the threshold levels of both performance goals must be achieved for the awards granted thereunder to be earned and paid. Our performance in 2012 for each criterion is also set forth in the following table, based on our audited financial results for the year ended December 31, 2012:

Performance Goal	Threshold Amount	Target Amount	Maximum Amount	2012 Performance
Growth in Average Deposits and Other Funding Sources (in billions)	$10.255	$11.394	$12.533	$11.513
Return on Average Equity	3.82%	4.49%	5.16%	6.42%

Based on our audited financial results for the year ended December 31, 2012, we achieved 101% of the target amount for the Growth in Average Deposits and Other Funding Sources performance goal and 143% of the target amount for the Return on Average Equity performance goal. In 2013, the Executive Compensation and Stock Incentive Committee determined the cash incentive awards actually earned from the applicable matrix based on our actual performance, with straight-line interpolation used for performance between goal levels. The committee determined that the Named Executive Officers earned the cash incentive awards at the 155% level. In 2013, the following cash incentive payments were made to the Named Executive Officers in 2013:

Name	2012 Cash Incentive Award	Cash Incentive Award as a Percentage of Salary
James D. Rollins III(1)	$—	—%
William L. Prater	256,105	78%
Larry D. Bateman	245,362	78%
James V. Kelley	595,781	116%
Gordon R. Lewis	289,568	78%
Aubrey B. Patterson	1,244,786	155%

(1)	Mr. Rollins was not eligible to receive a cash incentive payment under the Executive Performance Incentive Plan based on our performance for 2012. Pursuant to his Employment Agreement, however, in November 2012 Mr. Rollins received a cash award of $470,000, or 67% of his annual salary. In addition, Mr. Rollins received a cash award of $220,000, or 31% of his annual salary, which was paid on March 1, 2013. Further, Mr. Rollins will receive a cash award of $700,000, or 100% of his annual salary, within five business days of the later of the date that we file our Annual Report on Form 10-K for the year ending December 31, 2013 and the date that the Executive Compensation and Stock Incentive Committee certifies the payments due under the Executive Performance Incentive Plan, but reduced by any amount that Mr. Rollins earns for fiscal year 2013 under such plan.

Long-Term Incentive Compensation

Long-term incentive compensation is another important part of our executive compensation program and provides equity-based awards to align the interests of our executives with those of our shareholders. The Executive Compensation and Stock Incentive Committee’s approach has been to provide long-term incentive compensation to our executives and other employees through grants of stock options and performance shares. In 2013, the committee determined only to grant performance shares and not to grant stock options to our executive officers. Under the relevant shareholder-approved plan – the Long-Term Equity Incentive Plan – the committee may grant non-qualified stock options, incentive stock options, performance shares, restricted stock and restricted stock units. We believe that the level of long-term incentive compensation should reflect the competitive employment market and the relative internal responsibilities of each executive’s position. The Executive Compensation and Stock Incentive Committee considers long-term incentive compensation for executive officers at comparable financial and bank holding companies within the context of the competitive market data described above in the section entitled “– Compensation Process.” In 2012, the committee attempted to set the long-term incentive compensation for each of the Named Executive Officers at levels that were near the 50th percentile for comparable positions at comparable financial and bank holding companies.

The Executive Compensation and Stock Incentive Committee has the ability to use different types of long-term incentive awards for achieving our compensation objectives. For example, the committee may grant:

•	Stock options to focus on stock price appreciation;

•	Restricted stock and restricted stock units as an incentive for continued service or to emphasize both our overall performance and executive retention; and

•	Performance shares as an incentive to improve our overall long-term performance.

At the beginning of each year, we generally grant performance shares under our Long-Term Equity Incentive Plan to provide performance-based long-term incentive compensation because the value to the recipient is dependent upon appreciation in our stock price and is driven by our overall performance. In 2012, equity-based awards were limited to executives who were responsible for long-term investment, operating or policy decisions and to executives who were instrumental in implementing those decisions. In determining the total number of equity-based awards to be granted to executives in 2012, the Executive Compensation and Stock Incentive Committee considered the number of shares available under the Long-Term Equity Incentive Plan but had no fixed formula for determining the total number of shares to be granted. In selecting the award recipients and determining the level of equity grants made in 2012, the committee considered a combination of the following:

•	Market competitive data;

•	The scope of responsibility of each executive;

•	The degree to which the business unit(s) influenced by each executive contributed to our profits;

•	The degree to which asset quality and other risk decisions were influenced by each executive’s direction;

•	The number of awards currently held by each executive; and

•	The long-term management potential of each executive.

No single factor was weighed more heavily than any other factor in determining the amount of equity grants.

Performance Shares. Performance shares granted under our Long-Term Equity Incentive Plan are long-term incentive awards denominated in shares of our common stock. The value of earned performance shares is determined by the market value of our common stock. The number of shares earned is based on the achievement of goals related to our overall financial and operating performance as determined by the Executive Compensation and Stock Incentive Committee. The award cycle for performance shares is three years and is comprised of a two-year performance period followed by a one-year retention period. The “performance period” is set at two years to reflect a realistic time period for establishing credible performance goals in the current economic environment for the financial services industry and the “retention period” is set at one year to enhance the retentive power of the performance share awards (three years overall) and so that the impact of stock price performance reflects a longer period. During the retention period, the holders of performance shares generally are not entitled to receive dividends or exercise voting rights with respect to these shares. The Executive Compensation and Stock Incentive Committee also establishes a “circuit breaker” for each award that must be satisfied before performance shares are eligible to be earned for the performance period. Once the “circuit breaker” is satisfied, awards will be earned if threshold performance is achieved with respect to at least one of the two performance measures, subject to continued service during the retention period. The award cycle for long-term incentive compensation is configured so that a new three-year award cycle will begin every year that performance shares are granted.

The performance shares granted in 2011 were subject to the achievement of a “circuit breaker” of 70% of budgeted cumulative earnings per share and the following performance goals for the 2011 through 2012 performance period:

Performance Goal	Threshold Amount	Target Amount	Maximum Amount	Actual Performance
Cumulative EPS	$1.23	$1.54	$1.69	$1.35
Average Deposits and Other Funding Sources (in billions)	$9.718	$12.148	$13.363	$11.715

Our actual performance for these performance goals was based on our audited financial results for the two years ended December 31, 2012. With respect to the performance shares that were granted in 2011, the Executive Compensation and Stock Incentive Committee determined in 2013 the number of performance shares actually earned from the applicable matrix based on our actual performance, with straight-line interpolation used for performance between goal levels. The committee determined that the “circuit breaker” was achieved and the performance shares were earned at the 56% level. Accordingly, the following performance shares granted in 2011 have been earned, subject to continued service during the retention period:

Name	Number of Performance Shares Earned
James D. Rollins III(1)	—
William L. Prater	2,520
Larry D. Bateman	2,520
James V. Kelley	7,616
Gordon R. Lewis	4,200
Aubrey B. Patterson	16,800

(1)	Mr. Rollins was hired in November 2012 and, therefore, did not participate in this performance share award.

In January 2012, the Executive Compensation and Stock Incentive Committee granted the following number of performance shares to the Named Executive Officers, subject to satisfaction of the “circuit breaker,” the achievement of enumerated performance goals during the 2012 through 2013 performance period and continued service during the retention period:

Name	Threshold Amount	Target Amount	Maximum Amount
James D. Rollins III(1)	—	—	—
William L. Prater	567	4,500	9,000
Larry D. Bateman	567	4,500	9,000
James V. Kelley	857	6,800	13,600
Gordon R. Lewis	945	7,500	15,000
Aubrey B. Patterson	1,890	15,000	30,000

(1)	Mr. Rollins was hired in November 2012 and, therefore, did not participate in this performance share award.

The Executive Compensation and Stock Incentive Committee established a “circuit breaker” of 70% of budgeted cumulative earnings per share and the following performance goals for the 2012 through 2013 performance period with respect to the performance shares granted in 2012:

Performance Goal	Threshold Amount	Target Amount	Maximum Amount
Cumulative EPS	$1.12	$1.40	$1.54
Average Deposits and Other Funding Sources (in billions)	$9.434	$11.793	$12,972

Once the “circuit breaker” is satisfied and subject to continued service during the retention period, awards are earned if at least threshold performance is achieved with respect to one of the two performance measures. The number of performance shares actually earned is then determined from a matrix based on the actual performance achieved with respect to each measure, with straight-line interpolation used for performance between goal levels for each measure in the matrix.

In January 2013, the Executive Compensation and Stock Incentive Committee granted to the Named Executive Officers the following number of performance shares, subject to satisfaction of the “circuit breaker,” the achievement of enumerated performance goals during the 2013 through 2014 performance period and continued service during the retention period:

Name	Threshold Amount	Target Amount	Maximum Amount
James D. Rollins III	—	—	—
William L. Prater	693	5,500	11,000
Larry D. Bateman	—	—	—
James V. Kelley	—	—	—
Gordon R. Lewis	945	7,500	15,000
Aubrey B. Patterson(1)	—	—	—

(1)	Mr. Patterson retired as Chief Executive Officer in November 2012 and, therefore, is no longer eligible to receive performance shares under our Long-Term Equity Incentive Plan.

The Executive Compensation and Stock Incentive Committee established the following performance goals for the 2013 through 2014 performance period with respect to the performance shares granted in 2013:

Performance Goal	Threshold Amount	Target Amount	Maximum Amount
Cumulative EPS	$1.45	$1.81	$1.99
Average Deposits and Other Funding Sources (in billions)	$9.438	$11.797	$12.977

Stock Options. Stock options granted under the Long-Term Equity Incentive Plan vest ratably on the basis of continued employment over the three-year period following the date of grant. The exercise price is equal to the closing price of our common stock on the date of grant and the maximum term of the stock option is seven years.

In January 2012, the Executive Compensation and Stock Incentive Committee granted to the Named Executive Officers options to purchase the following number of shares of our common stock, which options become exercisable in three equal annual installments commencing one year after the date of grant:

Name	Shares Underlying Option Award
James D. Rollins III	—	(1)
William L. Prater	15,000
Larry D. Bateman	15,000
James V. Kelley	21,238
Gordon R. Lewis	25,000
Aubrey B. Patterson	46,593

(1)	Mr. Rollins was hired in November 2012 and, therefore, did not participate in this stock option award.

In January 2013, the Executive Compensation and Stock Incentive Committee determined not to grant stock options to our executives. Pursuant to the terms of Mr. Rollins’ Employment Agreement, in January 2013 Mr. Rollins was to have received a nonqualified stock option award with a value of $315,000, subject to forfeiture until vested in one-third increments on the first, second and third anniversaries of the grant date. The Executive Compensation and Stock Incentive Committee determined, however, with Mr. Rollins’ concurrence, to replace this right to receive a stock option award with an equivalent equity award of either performance shares or performance-based restricted stock. The committee has not yet finalized the type or terms of such award. The committee anticipates finalizing the terms of an appropriate award in consultation with Mr. Rollins and approving its grant during the first half of 2013.

Restricted Stock. Restricted stock granted under the Long-Term Equity Incentive Plan is subject to restrictions on transfer or a risk of forfeiture until a future vesting date and generally entitles the holder to receive dividends and exercise voting rights with respect to the shares of restricted stock. On November 27, 2012, in connection with the recruitment and appointment of Mr. Rollins as our Chief Executive Officer, we granted the following restricted stock awards to Mr. Rollins under our Long-Term Equity Incentive Plan pursuant to the terms of his Employment Agreement:

•	24,083 shares of restricted stock, subject to forfeiture until fully vested on November 27, 2017; and

•

88,232 shares of restricted stock, subject to forfeiture until fully vested on January 1, 2015, as a “replacement award” to replace unvested restricted stock awards and incentive compensation that Mr. Rollins forfeited upon commencing employment with us.

Executive Benefits

We provide our executive officers with benefits in amounts that we believe are reasonable, competitive and consistent with our executive compensation program. We believe that such benefits help us to attract and retain executive officers of the caliber we believe necessary to remain competitive. We offer group life, disability, medical, dental and vision insurance to all our employees. We also maintain a Retirement Plan, which is discussed in detail below in the section entitled “EXECUTIVE COMPENSATION – Pension Benefits – Retirement Plan.” In addition, we maintain bank-owned life insurance that can be used for funding supplemental benefits to certain executive officers.

Perquisites

We provide our executive officers with perquisites in amounts that we believe help us attract and retain highly-qualified leaders. For certain executives, including the Named Executive Officers, we provide a company automobile and pay the cost of an annual physical examination, and we will pay country club dues for any executive who was a member of a country club at the time of hire.

In addition, we own and operate corporate aircraft to facilitate the business travel of our executive officers consistent with the best use of their time. Executives other than Messrs. Rollins and Kelley (and Mr. Patterson prior to his retirement in November 2012) are generally not entitled to use our aircraft for personal travel.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our executives. Qualifying performance-based compensation, however, is fully deductible without regard to the general Section 162(m) limits if certain requirements are met. Section 162(m) also permits full deductibility for certain pension contributions and other payments. The Executive Compensation and Stock Incentive Committee has carefully considered the impact of Section 162(m) and its limits on deductibility, and intends that certain of our compensation plans qualify for an exception to the limitations of Section 162(m) so that we may fully deduct compensation paid under these plans. The Executive Performance Incentive Plan is considered “performance-based” for this purpose, as are certain awards under the Long-Term Equity Incentive Plan.

A portion of the compensation that is payable under certain of our other executive compensation arrangements may exceed the Section 162(m) limitation and, therefore, may not be deductible by us. In adopting these executive compensation arrangements, the Executive Compensation and Stock Incentive Committee determined that the benefits of these arrangements to us and our shareholders outweighed the inability to deduct a portion of the compensation for federal income tax purposes.

Employment Agreements and Change in Control Arrangements

Employment Agreement

We have no written employment agreements with any of our executives, including the Named Executive Officers, other than Mr. Rollins. Pursuant to his Employment Agreement, Mr. Rollins’ initial annual base salary is $700,000 and he is eligible for an annual cash incentive award that is based on our financial performance under the Executive Performance Incentive Plan. The cash incentive award will be 100% of his base salary for each year during the term of the Employment Agreement if we achieve the performance goals established by the Executive Compensation and Stock Incentive Committee. We have guaranteed this cash incentive award level for Mr. Rollins for the 2013 fiscal year. Pursuant to his Employment Agreement, Mr. Rollins also received certain equity and non-equity awards, including a “replacement award” to replace unvested restricted stock awards and incentive compensation that he forfeited upon commencing employment with us. For more information on the awards received and to be received by Mr. Rollins under his Employment Agreement, see the sections above entitled “– Components of Compensation – Annual Incentive Compensation” and “– Components of Compensation – Long-Term Incentive Compensation.” Mr. Rollins’ Employment Agreement has a term of three years and, following its expiration, Mr. Rollins may continue to be employed by us and will have certain rights pursuant to his Change in Control Agreement (described below) for the duration of his tenure with us.

Mr. Rollins’ employment may be terminated for cause (as defined in his Employment Agreement), without cause, for good reason (as defined in his Employment Agreement), without good reason, or upon his disability (as defined in his Employment Agreement) or death. On any termination of employment, we will generally pay Mr. Rollins any unpaid salary, accrued vacation and other amounts earned or owing to Mr. Rollins through the date of termination of employment. If we terminate Mr. Rollins’ employment without cause or if Mr. Rollins resigns for good reason, he will additionally receive full vesting of the “replacement award” and pro rata vesting of other equity awards determined as 1/24th of the shares covered for each whole month of service, a cash severance payment equal to his base salary for 24 months and continued participation in our health and welfare benefit plans for 24 months (or an equivalent cash payment if participation is not permissible). If Mr. Rollins’ employment is terminated by reason of his disability or death, he will receive unpaid salary, vacation accruals and other amounts due on termination, full vesting of the “replacement award” and time-vested equity incentive awards, plus a pro rata portion of performance-based awards that have been earned.

Pursuant to the terms of his Employment Agreement, Mr. Rollins is subject to certain restrictive covenants during the term of his employment and for a period of two years after termination of his employment, unless Mr. Rollins resigns for good reason. Under these covenants, Mr. Rollins may not (i) operate, own, be employed by or consult with any competing business (as defined in his Employment Agreement), (ii) directly or indirectly solicit customers or employees of BancorpSouth or any of its affiliates or (iii) divulge confidential information about us or our affiliates.

Mr. Rollins’ Employment Agreement provides no additional rights to Mr. Rollins if a change in control (as defined in his Employment Agreement) occurs during the first two years of his employment. For a change in control that occurs thereafter, Mr. Rollins would receive no benefits or payments unless his employment is terminated without cause or he resigns for good reason within 12 months following the change in control. In that event, Mr. Rollins will receive unpaid salary, vacation accruals and other amounts due on termination, full vesting of all equity incentive awards and a lump sum cash severance payment equal to three times the aggregate of his base salary and the cash incentive award paid at “target” level of performance (which is 100% of his base salary). Further, Mr. Rollins would continue to participate in our health and welfare benefit plans during a 36-month period following termination or an equivalent cash payment if participation is not permissible. If the change in control occurs after the expiration of his Employment Agreement (which has a term of three years), Mr. Rollins would be entitled to similar rights and payments under his Change in Control Agreement. However, the cash severance payment would be calculated as three times the aggregate of Mr. Rollins’ base pay and the “maximum” cash incentive award (rather than “target”) that could have been earned during the fiscal year in which the change in control occurs. Payments and benefits on a change in control are reduced under his Employment Agreement and his Change in Control Agreement in the event that the aggregate change in control payments would result in a “parachute payment,” as defined in Sections 280G and 4999 of the Internal Revenue Code. A “parachute payment” generally is three times average annual compensation, so the reduction would be applied to limit payments otherwise resulting from a change in control to this amount, thereby avoiding imposition of a parachute payment excise tax under Section 4999 of the Internal Revenue Code. This reduction does not apply, however, in the event that the aggregate payments due on the change in control, net of the excise tax under Section 4999 of the Internal Revenue Code, would be greater than the aggregate payments received after applying the reduction. No “tax gross up” or similar payments would be made to Mr. Rollins in the event he incurs the excise tax under Section 4999 of the Internal Revenue Code. For more information about the amounts payable to Mr. Rollins under his Employment Agreement, see the section below entitled “EXECUTIVE COMPENSATION — Potential Payments Upon Termination or Change-in-Control.”

Change in Control Agreements

We have entered into a Change in Control Agreement with certain of our executives, including each of the Named Executive Officers, that provides certain benefits in the event that we experience a change in control and we terminate the executive’s employment without cause (including conviction of certain crimes, commission of certain acts of dishonesty or intentional neglect of or material inattention to duties), or the executive terminates his or her employment with cause (including a material adverse alteration in the executive’s position, a reduction in compensation, a relocation of the executive to a location more than 35 miles from the executive’s current workplace or a material breach by us of our employment policies) within 24 months after a change in control. Because Mr. Patterson ceased to be an employee after February 28, 2013, his Change in Control Agreement is no longer in effect. In general, the amount payable to Mr. Kelley under his agreement is 300% of the amount of annual base compensation and the highest annual cash incentive payment that he would otherwise be entitled to receive in the year that the change in control occurs, and the amount payable to Messrs. Prater, Bateman and Lewis is 200% of such annual base compensation and annual incentive award. Each agreement includes a “double trigger” (i.e., requiring both a change in control and termination of the executive’s employment for the executive to receive payment) so that the executive will only receive additional benefits if a change in control also has an adverse impact on the executive and the surviving entity is not required to provide such benefits if it desires to maintain the services of the executive. For more information about the amounts payable to the Named Executive Officers under the Change in Control Agreements, see the section below entitled “EXECUTIVE COMPENSATION — Potential Payments Upon Termination or Change-in-Control.”

In November 2012, we entered into a Change in Control Agreement with Mr. Rollins in connection with his recruitment and appointment as our Chief Executive Officer. His agreement has several terms that differ slightly from the Change in Control Agreements with our other executive officers, and his Change in Control Agreement will not become effective unless and until his Employment Agreement (which has a term of three years) expires, provided that he continues to be employed by us following such expiration. Mr. Rollins’ Employment Agreement includes change in control provisions that will apply in the event a change in control occurs during its term.

Retirement Benefits

We maintain certain compensatory arrangements as part of our executive compensation program that are intended to provide payments to certain of our employees, including the Named Executive Officers, upon their resignation or retirement. These include our 401(k) Profit-Sharing Plan, a defined benefit retirement plan referred to as our Retirement Plan, a supplemental defined benefit plan referred to as our Restoration Plan, a supplemental defined benefit plan referred to as our Supplemental Executive Retirement Plan and a contributory deferred compensation arrangement referred to as our Deferred Compensation Plan. The purpose of these plans is to provide competitive retirement benefits that enable us to attract and retain talented leaders who will exert considerable influence on our direction and success.

All of our employees who have attained the age of 18 are eligible to participate in our 401(k) Profit-Sharing Plan with respect to elective deferrals. Employees are eligible for matching contributions after completing one year of service. Employees who completed their first hour of service on or after January 1, 2006 and have attained the age of 21 are eligible to participate in our profit-sharing contributions. Pursuant to the plan, each participant could contribute up to a maximum of $22,500 for 2012 ($17,000 limit for all employees plus $5,500 maximum “catch-up” for each employee over the age of 50). Under the plan, we provide a matching contribution for the first five percent of base salary contributed in the plan, up to a maximum of $12,250 per year.

We maintain the Retirement Plan, a tax-qualified, non-contributory, defined benefit retirement plan, for our employees. The Retirement Plan provides benefits for employees who had reached the age of 21 and had completed one year of service. Such employees hired prior to January 1, 2006 accrue benefits that are based primarily on final average compensation and length of service until December 31, 2016. After that date, such employees will accrue benefits based on a cash balance formula. Employees hired on or after January 1, 2006 accrue benefits under a cash balance formula as of January 1, 2012. For 2012, the maximum annual benefit allowable under the Internal Revenue Code with respect to the Retirement Plan was $200,000 and the maximum amount of allowable annual compensation considered was $250,000.

We have also adopted the Restoration Plan, a non-qualified, non-contributory, unfunded defined benefit pension plan for certain officers. Benefits under the Restoration Plan are based on the same formulae as those in the Retirement Plan, but only to the extent that compensation and annual benefit accruals exceed the limits under the Internal Revenue Code and, therefore, are not included in the Retirement Plan.

We maintain the Supplemental Executive Retirement Plan, a non-qualified, non-contributory, unfunded defined benefit pension arrangement for selected key employees in the form of a deferred compensation agreement. Benefits under the Supplemental Executive Retirement Plan are based primarily on final average compensation. This arrangement supplements the benefits under the Retirement Plan and the Restoration Plan.

We also maintain the Deferred Compensation Plan to allow certain members of senior management to defer a portion of their cash compensation. Amounts that are deferred are credited with a market interest rate and are paid out upon retirement or termination of employment.

Prior to January 1, 2012, employees hired on or after January 1, 2006 did not receive any benefit under the Retirement Plan or the Restoration Plan, and instead received an automatic contribution to the 401(k) Profit-Sharing Plan equal to 2% of their respective salaries. This additional 2% contribution was not dependent on employee deferrals to the 401(k) Profit-Sharing Plan. This automatic contribution was discontinued as of January 1, 2012. All of our Named Executive Officers, except Messrs. Prater and Rollins, who were hired after January 1, 2006, participate in the Retirement Plan and the Restoration Plan and accrue benefits that are based primarily on final average compensation and length of service until December 31, 2016, after which they will accrue benefits based on a cash balance formula. Mr. Prater participates in the Retirement Plan and the Restoration Plan and accrues benefits based on a cash balance formula effective January 1, 2012. Mr. Rollins will be eligible to participate in the Retirement Plan and the Restoration Plan and accrue benefits based on a cash balance formula after he has completed one year of eligible service.

Each of the Named Executive Officers other than Messrs. Rollins and Prater is eligible for normal or early retirement pursuant to the 401(k) Profit-Sharing Plan, the Retirement Plan, the Restoration Plan, the Supplemental Executive Retirement Plan and the Deferred Compensation Plan. Messrs. Rollins and Prater are eligible for normal or early retirement pursuant to the 401(k) Profit-Sharing Plan, the Supplemental Executive Retirement Plan and the Deferred Compensation Plan. The amounts each Named Executive Officer would have received under these plans if he had retired on December 31, 2012 are provided below in the section entitled “EXECUTIVE COMPENSATION — Potential Payments Upon Termination or Change-in-Control.”

Life Insurance Plans

Split Dollar Life Insurance Plan

BancorpSouth Bank adopted a new Split Dollar Life Insurance Plan effective January 1, 2013 that provides benefits to us and certain executive officers upon death. Each of Messrs. Rollins and Prater participates in this plan. The death benefit is an amount up to 250% of the participant’s total compensation, subject to certain limitations. Mr. Rollins’ maximum death benefit is $1 million and Mr. Prater’s maximum death benefit is $750,000. BancorpSouth Bank is the sole owner of the corresponding life insurance policies and is required to maintain the policies in full force and effect and pay any premiums due on the policies. The plan provides that a participant’s beneficiary will be entitled to certain death benefits if the participant’s death occurs:

•	Before his or her separation from service;

•	Within 24 months following a change in control (as defined in the Split Dollar Life Insurance Plan);

•	After the employee has reached age 55 and completed five years of participation; or

•	The employee is terminated for good reason (as defined in the Split Dollar Life Insurance Plan).

All proceeds in excess of the death benefits received by the participant’s beneficiary are retained by BancorpSouth Bank to offset the cost of providing the benefit.

Survivor Income Agreements

We have entered into a Survivor Income Agreement with each of Messrs. Bateman, Lewis, Kelley and Patterson. The death benefit under these agreements is an amount up to 250% of the participant’s total compensation, subject to certain limitations. Mr. Patterson’s maximum death benefit is $950,000 and the maximum death benefit for each of Messrs. Bateman, Lewis and Kelley is $550,000. We own the corresponding life insurance policies, prepaid all premiums due on the policies and are generally required to maintain the policies in full force and effect. Upon the executive’s retirement or a change of control (as defined in the Survivor Income Agreement), however, the executive may elect to have a portion of the life insurance policy converted to a “split dollar” arrangement, in which case the executive will become the owner of a portion of the policy and we will pay a gross-up for any taxes owed by the executive in connection with the conversion. Further, we may generally elect to terminate any of the life insurance policies at any time, in which case the executive will have 30 days to purchase the policy from us. The agreements provide that the executive’s beneficiary will be entitled to certain death benefits if the executive’s death occurs:

•	While he or she is an active employee; or

•	After he or she ceases to be an active employee because of disability but before recovering from such disability.

All proceeds in excess of the death benefits received by the executive’s beneficiary are retained by us to offset the cost of providing the benefit.

Retirement Agreement and Release

In March 2013, BancorpSouth Bank and Mr. Bateman entered into a Retirement Agreement and Release, pursuant to which BancorpSouth Bank agreed to pay to Mr. Bateman a severance payment in the gross amount of $236,638 plus all accrued vacation pay and the pro rata amount of Mr. Bateman’s earned incentive award under the Home Office Incentive Plan for the 2013 performance period. BancorpSouth Bank also agreed to transfer to Mr. Bateman an automobile that BancorpSouth Bank had provided for his use. Pursuant to the terms of the agreement, Mr. Bateman was deemed to be 100% vested in his benefits under the Supplement Executive Retirement Plan and will not receive a reduction in such benefits in connection with his retirement prior to age 65.

Risk Management Considerations

The Executive Compensation and Stock Incentive Committee reviews the risks and rewards associated with our compensation programs. The Executive Compensation and Stock Incentive Committee designs our compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. The committee believes that our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the long term. The committee takes risk management seriously and conducted an in-depth review of our compensation program during 2010 to identify and remediate any risk-taking incentives that might exist. In addition, as discussed above in the section entitled “— Compensation Policy,” we have an Executive Officer Incentive-Based Compensation Recovery Policy, which sets forth the conditions under which we may recover excess incentive-based compensation paid or awarded to or received by any of our current or former executive officers. Beginning in 2013, the Chairman of the Risk Management Committee will meet at least annually with either the Executive Compensation and Stock Incentive Committee or its Chairman.

Together, the features of our executive compensation program are intended to:

•	Ensure that our compensation opportunities do not encourage excessive risk taking; and

•	Focus our executive officers on managing BancorpSouth towards creating long-term, sustainable value for our shareholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation paid or accrued by us for the last three years with respect to each of our “Named Executive Officers” – the Chief Executive Officer, the Chief Financial Officer, the former Chief Executive Officer and our three other most highly compensated executive officers who were serving as executive officers at December 31, 2012 and whose total compensation for 2012 exceeded $100,000:

Name and Principal Position	Year	Salary(1)	Bonus(2)		Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total
James D. Rollins III Chief Executive Officer(8)	2012	$26,923		$470,000	$1,498,282	$—	$—	$672,755	$—	$2,667,960

William L. Prater Treasurer and Chief Financial Officer	2012 2011 2010	$332,176 287,513 281,875	$	— — —	$53,685 68,535 62,280	$62,195 — 60,866	$256,105 — —	$82,119 35,166 68,155	$22,466 27,217 26,555	$808,746 418,431 499,731

Larry D. Bateman(9) Executive Vice President	2012	$316,921		$—	$53,685	$62,195	$245,362	$285,513	$22,360	$986,036

James V. Kelley President and Chief Operating Officer	2012	$512,500		$—	$81,124	$88,060	$595,781	$438,948	$31,674	$1,748,087
	2011	512,500		—	207,128	—	—	371,816	31,328	1,122,772
	2010	512,500		—	282,336	172,418	—	333,113	29,263	1,329,630

Gordon R. Lewis Executive Vice President	2012 2011 2010	$374,989 339,788 333,125	$	— — —	$89,475 114,225 124,560	$103,659 — 101,477	$289,568 1,417 —	$219,497 186,803 257,510	$25,078 24,253 23,537	$1,102,266 666,486 840,209

Aubrey B. Patterson Chairman and Former Chief Executive Officer(10)	2012 2011 2010	$803,088 803,088 803,088	$	— — —	$178,950 456,900 622,800	$193,191 — 378,250	$1,244,786 — —	$1,221,003 1,013,075 884,489	$36,302 30,926 35,481	$3,677,320 2,303,989 2,724,108

(1)	The amounts shown for 2012 include the following amounts of deferred compensation in accordance with the Deferred Compensation Plan:

Name	Deferred Compensation
James D. Rollins III	$—
William L. Prater	—
Larry D. Bateman	—
James V. Kelley	—
Gordon R. Lewis	85,314
Aubrey B. Patterson	16,500

(2)	Pursuant to his Employment Agreement, Mr. Rollins received a cash award of $470,000 payable on November 27, 2012.
(3)	Reflects the aggregate grant date fair value of restricted stock and performance shares computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation,” or FASB ASC Topic 718. For Messrs. Prater, Bateman, Kelley, Lewis and Patterson, the amounts shown reflect the aggregate grant date fair value for performance shares granted under the Long-Term Equity Incentive Plan, assuming that target performance goals are attained during the applicable “performance period” and service continues through the applicable “retention period.” The performance shares granted in 2010 were forfeited prior to December 31, 2012 because the performance goals were not attained, although the grant date fair value of the target number of such shares is still reflected in the table. For the 2011 through 2012 “performance period,” the performance goals were attained at 56% of the target level and, therefore, 56% of the target number of performance shares granted in 2011 have been earned, subject to continued service through the 2013 “retention period”; however, the grant date fair value of the entire target number of such shares is still reflected in the table. With respect to the performance shares granted in 2012, assuming that the maximum performance goals are attained during the 2012 through 2013 “performance period” and service continues through the 2014 “retention period,” the aggregate grant date fair value of these shares would have been:

Name	Stock Awards
James D. Rollins III	$—
William L. Prater	107,370
Larry D. Bateman	107,370
James V. Kelley	162,248
Gordon R. Lewis	178,950
Aubrey B. Patterson	357,900

For more information about the restricted stock and performance shares, see the sections above entitled “COMPENSATION DISCUSSION AND ANALYSIS –  Components of Compensation –  Long-Term Incentive Compensation –  Restricted Stock” and “COMPENSATION DISCUSSION AND ANALYSIS – Components of Compensation –  Long-Term Incentive Compensation –  Performance Shares,” respectively.

For Mr. Rollins, the amount shown reflects the aggregate grant date fair value of (a) 24,083 shares of restricted stock granted under our Long-Term Equity Incentive Plan pursuant to the terms of his Employment Agreement, which are subject to forfeiture until fully vested on November 27, 2017, and (b) 88,232 shares of restricted stock granted under our Long-Term Equity Incentive Plan pursuant to the terms of his Employment Agreement, which are subject to forfeiture until fully vested on January 1, 2015.

(4)	Reflects the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the values is set forth in Note 16 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. For more information about the stock options, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Compensation – Long-Term Incentive Compensation – Stock Options.”
(5)	The amounts shown reflect cash awards earned during the indicated years (a) under the Executive Performance Incentive Plan for Messrs. Kelley and Patterson, and (b) under the Home Office Incentive Plan for Messrs. Bateman, Lewis and Prater.
(6)	The key assumptions used to determine the pension values are described below in the section entitled “– Pension Benefits – Assumptions Used to Calculate Pension Values.” Because the interest rate (1.88%) on deferred compensation does not exceed 120% of the applicable federal long-term rate, no earnings on nonqualified deferred compensation are included.
(7)	Details of the amounts reported as All Other Compensation for 2012 are as follows:

Name	401(k) Contribution	Company Automobile	Country Club Dues	Physical Exam	Imputed Income for Life Insurance Benefit*	Civic Dues
James D. Rollins III	$—	$—	$—	$—	$—	$—
William L. Prater	12,250	9,691	—	525	—	—
Larry D. Bateman	12,250	9,549	—	525	36	—
James V. Kelley	12,250	15,083	3,780	525	36	—
Gordon R. Lewis	12,250	9,221	2,160	525	36	886
Aubrey B. Patterson	12,250	12,266	4,060	7,095	81	550

*	Reflects the amount of imputed income with respect to participation in BancorpSouth Bank’s split dollar life insurance plans. For more information about these plans, see the sections above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Compensation – Executive Benefits” and “COMPENSATION DISCUSSION AND ANALYSIS – Split Dollar Life Insurance Plan.”

(8)	Mr. Rollins was appointed Chief Executive Officer effective November 27, 2012. Because Mr. Rollins was not a Named Executive Officer in 2010 or 2011, information is provided only for 2012.
(9)	Because Mr. Bateman was not a Named Executive Officer in 2010 or 2011, information is provided only for 2012. Mr. Bateman retired as our Executive Vice President and Vice Chairman of BancorpSouth Bank, effective as of March 15, 2013.
(10)	Mr. Patterson retired as our Chief Executive Officer effective November 27, 2012.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The change in each executive’s pension value that is reported in the Summary Compensation Table is the change in our obligation to provide pension benefits (at a future retirement date) from the beginning of the fiscal year to the end of the fiscal year. The obligation is the value of a benefit, as of December 31 of each respective year, that will be paid at the executive’s normal retirement date (age 65) based on the benefit formula and the executive’s current pay and service. In the case of Mr. Patterson, the Summary Compensation Table reflects the value of his postponed retirement benefit because for the years reflected he was older than the normal retirement age.

Change in pension values may be a result of various sources such as:

•

Service accruals. As the executive earns an additional year of service, the present value of the liability increases because the executive has earned one year more service than he had at the prior measurement date.

•

Compensation increases/decreases. As the executive’s compensation increases, the present value of the liability increases because the executive’s average compensation under each plan has increased since the prior measurement date. If the executive’s compensation decreases, however, average compensation under each plan normally will not decrease as a result of the definition of average compensation.

•

Aging. The change in pension values shown in the Summary Compensation Table are present values of retirement benefits that will be paid in the future. Generally, as an executive who is under age 65 approaches retirement, the present value of the liability increases for each year that the executive is nearer to retirement.

•

Changes in assumptions. The change in pension values shown in the Summary Compensation Table is the present value of the increase in pension benefits during the applicable year. A discount rate and mortality table are used to calculate this value. The discount rates used under the Retirement Plan, the Restoration Plan and the Supplemental Executive Retirement Plan all decreased since the prior year, which caused an increase in the present value of the benefit as of December 31, 2012. The mortality table was updated since the prior year to reflect mortality improvements.

The pension benefits and assumptions used to calculate these values are described in more detail in the section below entitled “– Pension Benefits.”

Realized Compensation for 2012

The SEC’s calculation of total compensation, as shown in the section above entitled “? Summary Compensation Table,” includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the Named Executive Officers. To supplement the SEC-required disclosure, we have included the following additional table, which shows compensation actually realized in 2012 by each Named Executive Officer:

Name and Principal Position	Total 2012 Realized Compensation(1)
James D. Rollins III Chief Executive Officer	$496,923

William L. Prater Treasurer and Chief Financial Officer	610,747

Larry D. Bateman Executive Vice President	584,643

James V. Kelley President and Chief Operating Officer	1,139,955

Gordon R. Lewis Executive Vice President	689,635

Aubrey B. Patterson Chairman and Former Chief Executive Officer	2,322,647

_______________

(1)	Amounts reported as realized compensation differ substantially from the amounts determined under SEC rules and reported as total compensation in the section above entitled “– Summary Compensation Table.” Realized compensation is not a substitute for total compensation. As compared to the amounts reported in the Summary Compensation Table, “Total Realized Compensation” represents (a) the amount calculated under applicable SEC rules and set forth in the “Total” column of the Summary Compensation Table, minus (b) the aggregate grant date fair value of equity awards (as reflected in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table), minus (c) the year-over-year change in pension value and nonqualified deferred compensation earnings (as reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table), plus (d) the value realized from the exercise of stock options and the vesting of restricted stock or performance shares before payment of any applicable withholding taxes and brokerage commissions (as reflected in the “Option Exercises and Stock Vested” table below).

Grants of Plan-Based Awards

The following table sets forth certain information regarding plan-based awards granted to the Named Executive Officers during 2012:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
James D. Rollins III	11/27/12	$—	$—	$—	—	—	—	112,315	(5)	—	$—	$1,498,282

William L. Prater	— 1/25/12 1/25/12	54,809 — —	166,088 — —	332,176 — —	— — 567	— — 4,500	— — 9,000	— — —		— 15,000 —	— 11.93 —	— 62,195 53,685	(6) (7)

Larry D. Bateman	— 1/25/12 1/25/12	52,292 — —	158,461 — —	316,921 — —	— — 567	— — 4,500	— — 9,000	— — —		— 15,000 —	— 11.93 —	— 62,195 53,685	(6) (7)

James V. Kelley	— 1/25/12 1/25/12	126,844 — —	384,375 — —	768,750 — —	— — 857	— — 6,800	— — 13,600	— — —		— 21,238 —	— 11.93 —	— 88,060 81,124	(6) (7)

Gordon R. Lewis	— 1/25/12 1/25/12	61,873 — —	187,495 — —	374,989 — —	— — 945	— — 7,500	— — 15,000	— — —		— 25,000 —	— 11.93 —	— 103,659 89,475	(6) (7)

Aubrey B. Patterson	— 1/25/12 1/25/12	265,019 — —	803,088 — —	1,606,176 — —	— — 1,890	— — 15,000	— — 30,000	— — —		— 46,593 —	— 11.93 —	— 193,191 178,950	(6) (7)

(1)	The estimated payouts shown reflect cash incentive awards granted (a) under the Executive Performance Incentive Plan for Messrs. Kelley and Patterson and (b) under the Home Office Incentive Plan for Messrs. Bateman, Prater and Lewis, where receipt is contingent upon the achievement of certain performance goals. For more information about the awards, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Compensation – Annual Incentive Compensation.”
(2)	Reflects the number of performance shares granted under our Long-Term Equity Incentive Plan that will vest on January 1, 2015 upon the achievement of certain performance goals for the 2012 through 2013 “performance period” and continued service through the 2014 “retention period.” The amounts shown assume that the “circuit-breaker” feature (i.e., cumulative earnings per share over two years based on 70% of budget) is satisfied and threshold, target or maximum performance (as applicable) is achieved with respect to both of the performance measures (i.e., two-year cumulative earnings per share and two-year average deposits and other funding sources). For more information, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Compensation – Long-Term Incentive Compensation – Performance Shares.”
(3)	Reflects the number of shares of our common stock underlying stock options granted under our Long-Term Equity Incentive Plan. The options become exercisable in three equal annual installments commencing one year after the date of grant.
(4)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(5)	Reflects (a) 24,083 shares of restricted stock granted under our Long-Term Equity Incentive Plan pursuant to the terms of Mr. Rollins’ Employment Agreement, which are subject to forfeiture until fully vested on November 27, 2017, and (b) 88,232 shares of restricted stock granted under our Long-Term Equity Incentive Plan pursuant to the terms of his Employment Agreement, which are subject to forfeiture until fully vested on January 1, 2015.
(6)	A discussion of the assumptions used in calculating the aggregate grant date fair value of the stock options is set forth in Note 16 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.
(7)	With respect to performance shares granted under our Long-Term Equity Incentive Plan, the amounts shown assume that target performance goals are attained during the 2012 through 2013 “performance period” and service continues through the 2014 “retention period.” For additional information, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Compensation – Long-Term Incentive Compensation – Performance Shares.”

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides certain information with respect to the Named Executive Officers regarding outstanding equity awards as of December 31, 2012:

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options(1)			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock Held that Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
	(Exercisable)	(Unexercisable)
James D. Rollins III	—	—		—	$—	—	112,315	(4)	$1,633,060	—	$—

William L. Prater	4,800 10,000 10,000 —	— — 5,000 15,000	(5) (6)	— — — —	24.27 22.39 13.25 11.93	10/31/2015 10/31/2016 11/30/2017 1/24/2019	— — — —		— — — —	— — — 9,000	— — — 130,860
Larry D. Bateman	10,000 10,000 12,000 4,800 4,800 12,000 15,000 10,000 —	— — — — — — — 5,000 15,000	(5) (6)	— — — — — — — — —	23.51 24.03 23.19 24.78 22.97 24.27 22.39 13.25 11.93	10/31/2013 10/31/2014 11/30/2015 10/31/2013 10/31/2014 10/31/2015 10/31/2016 11/30/2017 1/24/2019	— — — — — — — — —		— — — — — — — — —	— — — — — — — — 9,000	— — — — — — — — 130,860

James V. Kelley	32,000 32,000 35,000 33,000 50,500 50,500 42,477 28,318 —	— — — — — — — 14,159 21,238	(5) (6)	— — — — — — — — —	23.51 24.03 23.19 24.78 22.97 24.27 22.39 13.25 11.93	10/31/2013 10/31/2014 11/30/2015 10/31/2013 10/31/2014 10/31/2015 10/31/2016 11/30/2017 1/24/2019	— — — — — — — — —		— — — — — — — — —	— — — — — — — — 20,400	— — — — — — — — 296,616

Gordon R. Lewis	6,000 6,000 6,000 2,400 4,800 15,000 20,000 16,667 —	— — — — — — — 8,333 25,000	(5) (6)	— — — — — — — — —	23.51 24.03 23.19 24.78 22.97 24.27 22.39 13.25 11.93	10/31/2013 10/31/2014 11/30/2015 10/31/2013 10/31/2014 10/31/2015 10/31/2016 11/30/2017 1/24/2019	— — — — — — — — —		— — — — — — — — —	— — — — — — — — 15,000	— — — — — — — — 218,100

Aubrey B. Patterson	75,000 80,000 74,000 93,200 97,000 93,186 62,124 —	— — — — — — 31,062 46,593	(5) (6)	— — — — — — — —	23.51 23.19 24.78 22.97 24.27 22.39 13.25 11.93	10/31/2013 11/30/2015 10/31/2013 10/31/2014 10/31/2015 10/31/2016 11/30/2017 1/24/2019	— — — — — — — —		— — — — — — — —	— — — — — — — 45,000	— — — — — — — 654,300

(1)	The amounts shown reflect option awards granted under the Long-Term Equity Incentive Plan.
(2)	Based upon the closing sale price of our common stock of $14.54 per share, as reported on the New York Stock Exchange on December 31, 2012.
(3)	Reflects the aggregate target number of performance shares granted in 2011 and 2012 under the Long-Term Equity Incentive Plan subject to the achievement of certain performance goals at the target level and continued service. For the performance shares granted in 2011, the performance goals were attained at 56% of the target level and 56% of the target number of performance shares granted in 2011 have been earned, although the entire target number of such shares is still reflected in the table. The performance shares granted in 2010 were forfeited prior to December 31, 2012 because the performance goals were not attained. For more information about the awards, see “COMPENSATION DISCUSSION AND ANALYSIS – Components of Compensation – Long-Term Incentive Compensation – Performance Shares.”

(4)	Reflects (a) 24,083 shares of restricted stock granted pursuant to the terms of Mr. Rollins’ Employment Agreement, which are subject to forfeiture until fully vested on November 27, 2017, and (b) 88,232 shares of restricted stock granted pursuant to the terms of his Employment Agreement, which are subject to forfeiture until fully vested on January 1, 2015.
(5)	These options becomes exercisable on December 1, 2013.
(6)	One-third of these options becomes exercisable on each of January 25, 2013, January 25, 2014 and January 25, 2015.

Option Exercises and Stock Vested

The following table shows the amounts received by the Named Executive Officers upon the exercise of options or the vesting of restricted stock during 2012:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
James D. Rollins III	—	$—	—	$—
William L. Prater	—	—	—	—
Larry D. Bateman	—	—	—	—
James V. Kelley	—	—	—	—
Gordon R. Lewis	—	—	—	—
Aubrey B. Patterson	—	—	16,401	238,471

(1)	Based upon the closing sale price of our common stock of $14.54 per share, as reported on the New York Stock Exchange on December 31, 2012.

Pension Benefits

The following table provides information regarding the present value of the accumulated benefit to each of the Named Executive Officers based on the number of years of credited service under our defined benefit retirement plans as of December 31, 2012:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit		Payments During Last Fiscal Year
James D. Rollins III	Retirement Plan Restoration Plan Supplemental Executive Retirement Plan	N/A N/A N/A	$	— — 672,755	$	— — —

William L. Prater	Retirement Plan Restoration Plan Supplemental Executive Retirement Plan	N/A N/A N/A		5,546 1,784 311,484		— — —

Larry D. Bateman	Retirement Plan Restoration Plan Supplemental Executive Retirement Plan	27 27 N/A		898,796 697,058 536,573		— — —

James V. Kelley	Retirement Plan Restoration Plan Supplemental Executive Retirement Plan	12(1) 12(1) N/A		967,565 1,020,087 1,029,211		— — —

Gordon R. Lewis	Retirement Plan Restoration Plan Supplemental Executive Retirement Plan	12(2) 12(2) N/A		461,468 347,910 580,456		— — —

Aubrey B. Patterson	Retirement Plan Restoration Plan Supplemental Executive Retirement Plan	40 40 N/A		1,476,533 8,217,921 1,877,644		— — —

(1)	At December 31, 2012, Mr. Kelley had 15 years of past credited service and an earned and accrued annual retirement benefit of $43,118 payable as a ten-year certain single life annuity under the First United Bancshares, Inc. defined benefit pension plan, which was frozen in connection with our merger with First United Bancshares, Inc. on August 31, 2000 and is maintained by us.
(2)	At December 31, 2012, Mr. Lewis had two years of past credited service and an earned and accrued annual retirement benefit of $5,308 payable as a ten-year certain single life annuity under the First United Bancshares, Inc. defined benefit pension plan, which was frozen in connection with our merger with First United Bancshares, Inc. on August 31, 2000 and is maintained by us.

Retirement Plan

We maintain a tax-qualified, non-contributory, defined benefit retirement plan for our employees who have reached the age of 21 and have completed one year of service. Such employees who were hired prior to January 1, 2006 participate in the Retirement Plan and accrue benefits that are based primarily on final average compensation and length of service until December 31, 2016, after which they will accrue benefits based on a cash balance formula. Eligible employees hired on or after January 1, 2006 participate in the Retirement Plan and accrue benefits based on a cash balance formula effective January 1, 2012 after reaching the age of 18 and completing one year of service.

The key provisions of the Retirement Plan are as follows:

•

Monthly benefit. Participants with a vested benefit will be eligible to receive retirement benefits, calculated using the following formulae, each month for the rest of their lives beginning on their normal retirement date (i.e., the date they reach age 65):

–	Final average pay formula. This formula applies for employees hired prior to January 1, 2006. On December 31, 2016, the final average pay benefit will be frozen and accruals in 2017 and later for employees hired prior to January 1, 2006 will be based on the cash balance formula. The final average pay formula is the sum of:

•	0.65% of the average compensation times years of service up to 35 years; plus

•	0.65% of the average compensation in excess of “covered compensation” (average of the Social Security wage base) times years of service up to 35 years.

–	Cash balance formula. This formula applied beginning January 1, 2012 for employees hired on or after January 1, 2006 and beginning January 1, 2017 for employees hired before January 1, 2006. The cash balance formula is based on the following:

•	Retirement benefit will be based on the value of a hypothetical account balance that is credited with 2.5% of pay for each year that the participant works at least 1,000 hours; and

•	The hypothetical account will be granted interest credits each year based on the yield of the six-month Treasury Bill as of the prior September plus 150 basis points.

Additional provisions may apply for participants who worked for a company that was acquired by us. Benefits are limited to the annual benefit limit set forth in Internal Revenue Code Section 415, which was $200,000 per year in 2012.

•

Average compensation. Average compensation is the average of eligible pay earned over the period of five consecutive years that produces the highest average. This amount is subject to the annual compensation limit in Internal Revenue Code Section 401(a)(17), which was $250,000 in 2012.

•

Integration with Social Security (covered compensation). As permitted by the Internal Revenue Code, the final average pay formula provides higher benefit accruals for participants earning in excess of covered compensation (a 35-year average of the taxable wage base) so that their total retirement income (including Social Security benefits) as a percentage of compensation will be comparable to that of other employees.

•	Vesting. Participants become vested after reaching three years of service.

•

Early retirement benefits. Participants may elect to retire prior to their normal retirement date. If a participant is at least age 55 and has at least ten years of service, then he or she may receive benefits early. In such cases, the monthly benefit based on the final average pay formula will be calculated using the benefit formula described above, reduced by the sum of 6.67% times the number of years (up to five) that the participant elects to retire prior to the normal retirement date, plus 3.33% times the number of years (up to five) that the participant elects to retire prior to age 60. Based on the cash balance formula, the monthly benefit will be a single life annuity that is actuarially equivalent to the cash balance account value payable as of the early retirement date.

•

Death benefits. The participant’s beneficiary will receive a life annuity in an aggregate amount equal to the greater of (1) 50% of the amount the participant would have received if he or she had survived and elected the qualified joint and 50% contingent option payable at the earliest date allowed under the plan or (2) an amount that can be provided by the present value of the participant’s accrued benefit based on the final average pay formula plus the cash balance account value as of the participant’s date of death. If the participant made a valid election as of December 31, 2008, the beneficiary will receive a lump sum payment with respect to benefits accrued prior to January 1, 2004.

•	Disability benefits. Disabled participants will receive their accrued benefit determined as of the date of disability.

•

Special note on lump sum payments. The Retirement Plan has limited the lump sum value of benefits accrued after December 31, 2003 to $20,000. If the lump sum value of the portion of the participant’s benefit that has accrued since December 31, 2003 exceeds $20,000, the participant will not be eligible to receive a single lump sum payment equal to the value of all of his or her retirement benefits. Instead, the participant will be eligible to receive a single lump sum payment equal to the value of all of his or her retirement benefits that accrued up to December 31, 2003. Then, the portion of the participant’s benefit that has accrued since December 31, 2003 will be available as a residual annuity payment in addition to the lump sum payment option. A participant may, however, receive a lump sum payment of the entire benefit based on the cash balance formula.

Restoration Plan

This plan provides a supplement to our Retirement Plan for amounts that exceed the statutory limits on qualified plans under the Internal Revenue Code. As a result, the executives, officers and management employees designated to participate in this plan will have a similar total retirement income as a percentage of total compensation as our other employees. This plan applies to compensation earned in excess of the limitation of Section 401(a)(17) of the Internal Revenue Code (i.e., $250,000 in 2012). It also provides benefits that would otherwise be reduced by the annual limitation on annuity payments under Section 415 of the Internal Revenue Code (i.e., $200,000 in 2012). Benefits are calculated by applying the same benefit formulae that apply under the Retirement Plan to the average compensation based on the final average pay formula or the annual compensation based on the cash balance formula earned by the participant in excess of these limits. For this purpose, compensation is the same as defined in the Retirement Plan but excludes commissions and includes compensation that is deferred under the Deferred Compensation Plan. Benefits are forfeited if the participant has not earned three years of vesting service under our Retirement Plan, is terminated for cause or violates certain noncompete or confidentiality covenants. Benefits are paid out of our general assets and are not dependent on investment returns or interest earned. Benefits are paid in the form of an annuity at the later of age 55 or separation from service, and benefits under the cash balance formula are paid as a lump sum within 90 days after separation from service.

In general, the provisions for the Restoration Plan are identical to the provisions of the Retirement Plan, except the benefits are calculated without regard to the limits set by the Internal Revenue Code in connection with compensation and benefits. The net benefit payable under the plan is the difference between this gross benefit and the benefit payable by the Retirement Plan.

Supplemental Executive Retirement Plan

We sponsor a non-qualified, non-contributory, unfunded defined benefit pension arrangement for select key employees. Benefits are paid out of our general assets and are not impacted by investment returns or interest earned. The key provisions of the Supplemental Executive Retirement Plan are as follows:

•

Monthly benefit. Eligible participants will receive 15% of average compensation, payable on the date of the participant’s retirement after age 65. As a result of an amendment to the plan in 2012, the Executive Compensation and Stock Incentive Committee has the authority to provide supplemental benefits in an amount up to $1,000 per month for the maximum payment period.

•

Average compensation. Average compensation is the average of eligible pay earned over the period of 36 months beginning January 1, 2006 or later that produces the highest average. Earnings in this plan include compensation that is deferred under the Deferred Compensation Plan.

•	Eligibility. Participants are a select group of management or highly compensated employees who are designated by the Executive Compensation and Stock Incentive Committee to participate.

•

Early retirement benefits. Participants may elect to retire and commence payments as early as age 55. The monthly benefit is calculated in the same manner as the normal retirement benefit, but is reduced 5% for each year that the participant elects to retire prior to age 65.

•

Death, disability and change in control benefits. If a participant dies or becomes totally and permanently disabled prior to retirement, the participant’s designated beneficiary will receive the early retirement benefit described above, but such an amount will not be less than one-half of the normal retirement benefit (i.e., 7.5% of average monthly compensation). Upon termination of employment following a change in control, the participant will receive the full retirement benefit with no reduction for termination prior to age 65.

•	Form of benefit payment. All benefits will be paid in equal consecutive monthly installments over a period of ten years.

•

Forfeiture of benefits. Except in the event of death, disability or a change in control, benefits under the plan are forfeited by participants who terminate employment prior to age 55. Benefits are also forfeited if a participant violates noncompete or confidentiality covenants.

Compounding Effect of Compensation Increases

The Executive Compensation and Stock Incentive Committee is aware that compensation increases for executive officers have the effect of enhancing benefits under its pension plans, particularly the Restoration Plan and the Supplemental Executive Retirement Plan. In general, these are defined benefit plans that are based on average compensation over five and three years, respectively. Salary and cash incentive award increases tend to have only a modest compounding impact on total amounts received by executives. Towers Watson, in its capacity as benefits consultant and pension actuary, provides us with relevant information so that the committee is able to consider the compounding effect of compensation adjustments under these programs.

Assumptions Used to Calculate Pension Values

Because the pension amounts shown in the Summary Compensation Table and the Pension Benefits Table are projections of future retirement benefits, numerous assumptions have been applied. In general, the assumptions should be the same as those used to calculate the pension liabilities in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715, “Compensation – Retirement Benefits,” or FASB ASC Topic 715, on the measurement date, although SEC rules specify certain exceptions (as noted in the table below).

The changes in pension values shown in the Summary Compensation Table are determined as the change in the values during the fiscal year (including the impact of changing assumptions from the prior fiscal year). The accumulated pension values shown in the Pension Benefits Table are based on the assumptions applied as of December 31, 2012.

The following key assumptions are used to determine the pension values:

Assumption	Basis for Assumption	December 31, 2011	December 31, 2012
Discount rate	Under SEC rules, discount rate used to measure pension liabilities under FASB ASC Topic 715.	4.80% for the Retirement Plan; 4.45% for the Restoration Plan; 3.85% for the Supplemental Executive Plan	4.05% for the Retirement Plan; 3.65% for the Restoration Plan; 2.85% for the Supplemental Executive Plan

Rate of future salary increases	Under SEC rules, no salary projection.	0%	0%

Form of payment	Retirement Plan: normal form of payment.(1)	Life annuity	Life annuity
	Restoration Plan: normal form of payment.(2)	Specified by participant	Specified by participant
	Supplemental Executive Retirement Plan: normal form of payment.	Ten-year certain annuity	Ten-year certain annuity

Date of retirement	For Summary Compensation Table and Pension Benefits Table, use normal retirement age pursuant to SEC rules.	Age 65(3)	Age 65(3)
	For Potential Payments Upon Termination or Change-in-Control Tables, use the determination date.	Immediate(4)	Immediate(4)

Lump sum interest rate	For Summary Compensation Table and Pension Benefits Table, use same assumption to measure pension liabilities under FASB ASC Topic 715.	Assumed equal to the discount rate used for the Retirement Plan.	Assumed equal to the discount rate used for the Retirement Plan.
	For Potential Payments Upon Termination or Change-in-Control Tables, use interest rate defined by the plan for the upcoming plan year pursuant to §417(e) of Internal Revenue Code.	Rates as specified at the time of payment by the Treasury under §417(e) of Internal Revenue Code.	Rates as specified at the time of payment by the Treasury under §417(e) of Internal Revenue Code.

Post-retirement mortality	For Summary Compensation Table and Pension Benefits Table, use same assumption to measure pension liabilities under FASB ASC Topic 715.	RP-2000 (50/50 Blend) for lump sum option. Sex-distinct tables for annuity option. All tables updated to measurement date.	RP-2000 (50/50 Blend) for lump sum option. Sex-distinct tables for annuity option. All tables updated to measurement date.
	For Potential Payments Upon Termination or Change-in-Control Tables, use Mortality Table pursuant to §417(e) of Internal Revenue Code.	RP-2000 (50/50 Blend) projected to 2011	RP-2000 (50/50 Blend) projected to 2012

(1)	For the Retirement Plan, information in the Summary Compensation Table and the Pension Benefits Table assumes the normal form of payment is a life annuity. For these tables, it is assumed that 5% of participants elect the normal form for benefits accrued prior to January 1, 2004 and 95% elect a lump sum payment for benefits accrued prior to January 1, 2004. For benefits accrued after December 31, 2003, it is assumed that participants elect the normal form for benefits. For the cash balance formula benefit, it is assumed that 95% of participants elect a lump sum and 5% elect an annuity. Results in the Potential Payments Upon Termination or Change-in-Control Tables show the lump sum value of the participant’s accrued benefit as of December 31, 2003 plus an additional life annuity. For more information, see the subsection above entitled “– Retirement Plan – Special Note on Lump Sum Payments.”
(2)	For the Restoration Plan, certain participants were allowed to make an election as of December 31, 2008 to receive the benefits accrued prior to January 1, 2004 as a lump sum payment or as a life annuity. Messrs. Kelley, Bateman and Patterson elected to receive life annuities, while Mr. Lewis elected to receive a lump sum payment. For benefits accrued after December 31, 2003, it is assumed that participants elect the normal form for benefits. In the event that a lump sum payment was elected, results in the Potential Payments Upon Termination or Change-in-Control Tables show the lump sum value of the participant’s accrued benefit as of December 31, 2003 plus an additional life annuity.
(3)	Mr. Patterson was older than the normal retirement age as of the dates presented. His retirement benefit is instead calculated as of December 31, 2012.
(4)

For the Retirement Plan and the Restoration Plan, participants may retire immediately under the early retirement provisions of each plan if they have reached age 55 and earned at least ten years of vesting service. Participants who retire prior to age 65 and do not meet early retirement eligibility requirements may elect an immediate annuity that is actuarially equivalent to their accrued benefit. Cash balance formula benefits are payable as a lump sum at any time after termination, with the option to elect an actuarially equivalent annuity. For the

Supplemental Executive Retirement Plan, participants may retire immediately under the early retirement provisions of the plan if they have reached age 55. Participants who terminate employment prior to retirement eligibility will not be eligible for a benefit under the Supplemental Executive Retirement Plan.

Nonqualified Deferred Compensation

The following table shows the activity during 2012 and the aggregate balance held by each of the Named Executive Officers at December 31, 2012 under the Deferred Compensation Plan:

Name	Executive Contributions	BancorpSouth Contributions	Aggregate Earnings(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2012
James D. Rollins III	$—	$—	$—	$—	$—
William L. Prater	—	—	—	—	—
Larry D. Bateman	—	—	—	—	—
James V. Kelley	—	—	—	—	—
Gordon R. Lewis	85,314	—	5,748	—	351,918
Aubrey B. Patterson	16,500	—	8,549	—	468,081

(1)	The amounts shown reflect interest earned with respect to deferred compensation during 2012. Because the interest rate on deferred compensation (1.88%) did not exceed 120% of the applicable federal long-term rate, these amounts are not reflected in the Summary Compensation Table.

We maintain the Deferred Compensation Plan as a nonqualified contribution benefit arrangement for our executive officers. This plan permits eligible employees to elect to defer a portion of their compensation. We do not make a matching or other contribution under this plan. Each participant’s account is credited with interest effective June 30 and December 31 of each calendar year. Interest is credited at the rate equal to the yield on the most recently-issued U.S. Treasury note with an original maturity of ten years or the most recently-issued U.S. Treasury note with an original maturity of one year, whichever is greater, as quoted in The Wall Street Journal for the last business day of the calendar year. Participant accounts are distributed following retirement or separation from service in installment payments over ten years, unless the participant timely elects a different form of payment. Generally, payments cannot commence until six months following separation from service.

In addition, we have a Salary Continuation Agreement with Mr. Lewis, dated as of August 17, 1990, that provides an incentive for him to remain continually employed at least through July 22, 2014, when he reaches age 65. Upon actual retirement thereafter for any reason, Mr. Lewis is entitled to monthly installments of $4,000 for 180 months. Upon death, any remaining installments will be paid to his beneficiary. He will receive no benefits if he terminates his employment prior to age 65, except for death or disability. In the event of disability, Mr. Lewis will receive a monthly disability benefit of $4,000 until he reaches age 65. In the event of death prior to retirement, payments will commence to his beneficiary that would have been due on his retirement. Generally, payments cannot commence until six months following separation from service.

These programs supplement our tax-qualified 401(k) Profit-Sharing Plan, as the Internal Revenue Code limits the amounts that can be accrued in a qualified plan for highly paid executives. Both programs are subject to the rules under Section 409A of the Internal Revenue Code.

Potential Payments Upon Termination or Change-in-Control

The following tables show the amounts that each Named Executive Officer would have received assuming that the Named Executive Officer resigned or retired, his employment was terminated, a change in control occurred or he died or became disabled effective December 31, 2012:

Mr. Rollins

Executive Benefits and Payments upon Termination	Retirement		Involuntary Termination without Cause(1)		Termination Related to Change in Control		Death or Disability
Base Salary	$—		$1,400,000	(2)	$—	(3)	$—
Non-Equity Incentive Plan Compensation	—	(4)	220,000	(5)	—	(6)	220,000	(5)
Options (unvested)	—		––		—		—
Restricted Stock (unvested)	—		1,633,060	(7)	—		1,633,060	(7)
Insurance Benefits	—		36,622	(8)	—	(9)	600,000	(10)
Restoration Plan(11)	—		—		—		—
Supplemental Executive Retirement Plan(12)	—		—		105,000		52,500
Accrued Vacation	—		—		—		—
Perquisites	—		—		—		—
Excise Tax Gross-up	—		—		—	(13)	—

(1)	The amounts shown would have been payable if BancorpSouth terminated Mr. Rollins’ employment without cause (as defined in his Employment Agreement) or if Mr. Rollins resigned his employment for good reason (as defined in his Employment Agreement).
(2)	The amount shown reflects the product of two times Mr. Rollins’ base salary (assuming that he is not violation of the restrictive covenants set forth in his Employment Agreement) pursuant to the terms of his Employment Agreement.
(3)	Mr. Rollins’ Employment Agreement provides no additional salary payment if a change in control occurs during the first two years of Mr. Rollins’ employment.
(4)	Mr. Rollins was not eligible to receive a cash incentive payment under the Executive Performance Incentive Plan based on our performance for 2012.
(5)	The amount shown reflects the cash award of $220,000 that otherwise would have been payable on March 1, 2013 pursuant to the terms of Mr. Rollins’ Employment Agreement. Mr. Rollins was not eligible to receive a cash incentive payment under the Executive Performance Incentive Plan based on our performance for 2012.
(6)	Mr. Rollins’ Employment Agreement provides no additional cash incentive payment if a change in control occurs during the first two years of Mr. Rollins’ employment. Further, Mr. Rollins was not eligible to receive a cash incentive payment under the Executive Performance Incentive Plan based on our performance for 2012.
(7)	The amount shown reflects the market value on December 31, 2012 of 112,315 shares of restricted stock that would have vested immediately pursuant to the terms of Mr. Rollins’ Employment Agreement. Mr. Rollins did not have any performance share awards at December 31, 2012.
(8)	The amount shown reflects the value for participation in our health and welfare benefit plans for a 24-month period in accordance with the terms of Mr. Rollins’ Employment Agreement.
(9)	Mr. Rollins’ Employment Agreement provides no additional benefits if a change in control occurs during the first two years of Mr. Rollins’ employment.
(10)	The amount shown reflects the proceeds from a life insurance policy that we purchased and maintain on behalf of Mr. Rollins upon death prior to separation of service.
(11)	Mr. Rollins was not a participant in the Restoration Plan as of December 31, 2012.
(12)	The amounts shown reflect an annuity that would have been payable as of January 1, 2013 for ten years pursuant to the Supplemental Executive Retirement Plan. The benefit is reduced if retirement occurs before age 65 or a change in control.
(13)	Pursuant to Mr. Rollins’ Employment Agreement, Mr. Rollins would not receive a “tax gross up” or similar payment in the event that he incurs an excise tax under Section 4999 of the Internal Revenue Code. Instead, payments and benefits upon a change in control would be reduced in the event that the aggregate change in control payments would result in a “parachute payment,” as defined in Sections 280G and 4999 of the Internal Revenue Code. This reduction would not apply, however, in the event that the aggregate payments due upon the change in control, net of the excise tax under Section 4999 of the Internal Revenue Code, would be greater than the aggregate payments received after applying the reduction. The amounts in the table for Mr. Rollins reflect any such appropriate reduction.

Mr. Kelley

Executive Benefits and Payments upon Termination	Retirement		Involuntary Termination without Cause		Termination Related to Change in Control		Death or Disability
Base Salary	$—		$—		$1,537,500	(1)	$—
Non-Equity Incentive Plan Compensation	—		—		2,306250	(3)	384,375	(2)
Options (unvested)	—		—		73,696	(4)	73,696	(4)
Performance Shares (unvested)	—	(5)	—		494,360	(6)	110,737	(5)
Insurance Benefits	—		—		45,258	(7)	600,000	(8)
Restoration Plan	72,793	(9)	72,793	(9)	72,793	(9)	69,188	(10)
Supplemental Executive Retirement Plan(11)	111,215		111,215		123,572		111,215
Accrued Vacation	—		—		—		—
Perquisites	—		—		57,234	(12)	—
Excise Tax Gross-up	—		—		1,627,090	(13)	—

Mr. Patterson

Executive Benefits and Payments upon Termination	Retirement		Involuntary Termination without Cause		Termination Related to Change in Control		Death or Disability
Base Salary	$—		$—		$2,409,264	(1)	$—
Non-Equity Incentive Plan Compensation	—		—		4,818,528	(3)	803,088	(2)
Options (unvested)	—		—		161,678	(4)	161,678	(4)
Performance Shares (unvested)	244,272	(5)	—		1,090,500	(6)	244,272	(5)
Insurance Benefits	—		—		47,274	(7)	1,000,000	(8)
Restoration Plan	739,610	(14)	739,610	(14)	739,610	(14)	714,113	(15)
Supplemental Executive Retirement Plan(11)	215,129		215,129		215,129		215,129
Accrued Vacation	66,919		66,919		66,919		66,919
Perquisites	—		—		72,008	(12)	—
Excise Tax Gross-up	—		—		3,059,341	(13)	—

(1)	The amounts shown reflect a payment of 300% of the executive’s annual base compensation in effect at the time of the change in control if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement.
(2)	The amounts shown reflect the cash incentive amount that would have been awarded under the Executive Performance Incentive Plan, based on the attainment of the performance goals during 2012.
(3)	The amounts shown reflect a payment of 300% of the highest annual incentive payment amount the executive would have been eligible to receive during 2012 if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement. Pursuant to the Executive Performance Incentive Plan, the executive would have also received the maximum cash incentive award payable.
(4)	The amounts shown reflect the value of the shares of our common stock underlying the unvested options granted in 2011 and 2012 that would have become vested and exercisable in accordance with the terms of the Long-Term Equity Incentive Plan, based on a market value of $14.54 per share as of December 31, 2012. This would have resulted in the vesting of 35,397 shares of common stock for Mr. Kelley and 77,655 shares of common stock for Mr. Patterson. The amounts shown would have been realized upon a change in control, irrespective of termination of the executive’s employment.
(5)	The amounts shown in connection with retirement or as a result of death or disability reflect the market value on December 31, 2012 of performance shares granted in 2011 and 2012. All of the performance shares granted in 2010 would have been forfeited in connection with retirement, death or disability as of December 31, 2012 because the performance goals were not attained. The performance shares granted in 2011 would have been earned at the 56% level at December 31, 2012 upon retirement, death or disability because the performance goals were actually attained at that level for the performance period of 2011 through 2012. This would have resulted in the vesting of 13,600 performance shares for Mr. Kelley and 30,000 performance shares for Mr. Patterson. For the performance shares granted in 2012, the performance period of 2012 through 2013 was not completed and no shares would have been earned on December 31, 2012. If, following December 31, 2013, performance goals had been satisfied, the amount that would be earned upon retirement, death or disability would be based on actual performance on December 31, 2012 pursuant to a performance matrix set forth in the award agreement times a fraction, the number of which is the number of months from the beginning of the performance period to the last day of the month in which the participant’s employment was terminated (not exceeding 24) and the denominator of which is 24. Based on the terms of the awards, because Mr. Kelley has not reached age 65, none of the performance shares granted to him in 2011 and 2012 would have vested upon his retirement.
(6)	The amounts shown in connection with a change in control reflect the market value on December 31, 2012 of performance shares granted in 2010, 2011 and 2012. The performance shares would have been deemed to be earned at the “target” level at December 31, 2012 upon a change in control even though the performance goals were not actually attained and the holding periods for the shares had not been satisfied. This would have resulted in the vesting of 34,000 performance shares for Mr. Kelley and 75,000 performance shares for Mr. Patterson.
(7)	The amounts shown reflect the premiums for medical, disability and life insurance benefits that would have been provided for a 36-month period in accordance with the executive’s Change in Control Agreement.

(8)	The amount shown reflects the proceeds from a life insurance policy that we purchased and maintain on behalf of the executive, offset by our cost in providing the benefit, upon death prior to separation of service.
(9)	Mr. Kelley would have received a life annuity of $72,793 per year payable as of January 1, 2013.
(10)	Upon Mr. Kelley’s death, his beneficiary would have received a life annuity of $69,188 per year payable as of January 1, 2013. Upon disability, Mr. Kelley would have received a life annuity of $95,529 per year payable as of September 1, 2014.
(11)	The amounts shown reflect an annuity that would have been payable as of January 1, 2013 for ten years pursuant to the Supplemental Executive Retirement Plan. The benefit is reduced if retirement occurs before age 65 or a change in control.
(12)	The amounts shown reflect general and executive fringe benefits offered to similarly situated executives including, without limitation, automobile allowance, annual physical examination and civic and country club dues that would have been provided for a 36-month period in accordance with the executive’s Change in Control Agreement.
(13)	The amounts shown reflect a payment of all excise taxes imposed under Section 4999 of the Internal Revenue Code and any income and excise taxes that would have been payable as a result of any reimbursements for Section 4999 excise taxes in accordance with the executive’s Change in Control Agreement. This calculation assumes the maximum federal income tax rate and is based on a five-year average of earnings reported on Form W-2 for the tax years 2007 through 2011.
(14)	Mr. Patterson would have received a life annuity of $739,610 per year payable as of January 1, 2013.
(15)	Upon Mr. Patterson’s death, his beneficiary would have received a life annuity of $714,113 per year payable as of January 1, 2013. Upon disability, Mr. Patterson would have received a life annuity of $739,610 per year payable as of January 1, 2013.

Mr. Bateman

Executive Benefits and Payments upon Termination	Retirement		Involuntary Termination without Cause		Termination Related to Change in Control		Death or Disability
Base Salary	$—		$—		$633,842	(1)	$—
Non-Equity Incentive Plan Compensation	—		—		370,794	(3)	158,461	(2)
Options (unvested)	—		—		45,600	(4)	45,600	(4)
Performance Shares (unvested)	—	(5)	—		196,290	(6)	36,641	(5)
Insurance Benefits	—		—		30,168	(7)	600,000	(8)
Restoration Plan	50,548	(9)	50,548	(9)	50,548	(9)	49,235	(10)
Supplemental Executive Retirement Plan(11)	57,174		57,174		63,527		57,174
Accrued Vacation	25,903		25,903		25,903		25,903
Perquisites	—		—		20,148	(12)	—

Mr. Lewis

Executive Benefits and Payments upon Termination	Retirement		Involuntary Termination without Cause		Termination Related to Change in Control		Death or Disability
Base Salary	$—		$—		$749,978	(1)	$—
Non-Equity Incentive Plan Compensation	—		—		3,192	(3)	187,495	(2)
Options (unvested)	—		—		76,000	(4)	76,000	(4)
Performance Shares (unvested)	—	(5)	—		305,340	(6)	109,050	(5)
Insurance Benefits	—		—		30,172	(7)	600,000	(8)
Restoration Plan	37,115	(13)	37,115	(13)	37,115	(13)	36,763	(14)
Supplemental Executive Retirement Plan(11)	62,577		62,577		69,530		62,577
Accrued Vacation	11,880		11,880		11,880		11,880
Perquisites	—		—		25,584	(12)	—
Nonqualified Deferred Compensation(15)	—		—		—		720,000

Mr. Prater

Executive Benefits and Payments upon Termination	Retirement		Involuntary Termination without Cause	Termination Related to Change in Control		Death or Disability
Base Salary	$—		$—	$607,787	(1),(3)	$—
Non-Equity Incentive Plan Compensation	—		—	—	(3)	166,088	(2)
Options (unvested)	—		—	45,600	(4)	45,600	(4)
Performance Shares (unvested)	—	(5)	—	174,480	(6)	65,430	(5)
Insurance Benefits	—		—	36,222	(7)	600,000	(8)
Restoration Plan(16)	2,011		2,011	2,011		2,011
Supplemental Executive Retirement Plan(11)	—		—	50,353		25,176
Accrued Vacation	10,540		10,540	10,540		10,540
Perquisites	—		—	31,409	(12)	—

(1)	The amounts shown reflect a payment of 200% of the executive’s annual base compensation in effect at the time of the change in control if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement.
(2)	The amounts shown reflect the cash incentive amount that would have been awarded under the Home Office Incentive Plan, based on the attainment of the performance goals during 2012 for each of Messrs. Bateman and Lewis.
(3)	The amounts shown reflect a payment of 200% of the highest annual incentive amount the executive would have been eligible to receive during 2012 if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement. Pursuant to the Home Office Incentive Plan, the executive would have also received the maximum cash incentive award payable. The payments that each of Messrs. Bateman, Lewis and Prater could have received have been reduced by $263,048, $746,786 and $720,917, respectively, based on the terms of the executive’s Change in Control Agreement in order to avoid exceeding the Section 280G limits. For Mr. Prater, because the amount of this reduction would have exceeded the amount of his cash incentive award, the remaining amount of the reduction has been deducted from his base salary upon a change in control.
(4)	The amounts shown reflect the value of the shares of our common stock underlying the unvested options granted in 2011 and 2012 that would have become vested and exercisable in accordance with the terms of the Long-Term Equity Incentive Plan, based on a market value of $14.54 per share as of December 31, 2012. This would have resulted in the vesting of 20,000 shares of common stock for Mr. Bateman, 33,333 shares of common stock for Mr. Lewis and 20,000 shares of common stock for Mr. Prater. The amounts shown would have been realized upon a change in control, irrespective of termination of the executive’s employment.
(5)	The amounts shown in connection with retirement or as a result of death or disability reflect the market value on December 31, 2012 of performance shares granted in 2011 and 2012. All of the performance shares granted in 2010 would have been forfeited in connection with retirement, death or disability as of December 31, 2012 because the performance goals were not attained. The performance shares granted in 2011 would have been earned at the 56% level at December 31, 2012 upon retirement, death or disability because the performance goals were actually attained at that level for the performance period of 2011 through 2012. This would have resulted in the vesting of 4,500 performance shares for Mr. Bateman, 7,500 performance shares for Mr. Lewis and 4,500 performance shares for Mr. Prater. For the performance shares granted in 2012, the performance period of 2012 through 2013 was not completed and no shares would have been earned on December 31, 2012. If, following December 31, 2013, performance goals had been satisfied, the amount that would be earned upon retirement, death or disability would be based on actual performance on December 31, 2012 pursuant to a performance matrix set forth in the award agreement times a fraction, the number of which is the number of months from the beginning of the performance period to the last day of the month in which the participant’s employment was terminated (not exceeding 24) and the denominator of which is 24. Based on the terms of the awards, because Messrs. Bateman, Lewis and Prater have not reached age 65, none of the performance shares granted to them in 2011 and 2012 would have vested upon retirement.
(6)	The amounts shown in connection with a change in control reflect the market value on December 31, 2012 of performance shares granted in 2010, 2011 and 2012. The performance shares would have been deemed to be earned at the “target” level at December 31, 2012 upon a change in control even though the performance goals were not actually attained and the holding periods for the shares had not been satisfied. This would have resulted in the vesting of 13,500 performance shares for Mr. Bateman, 21,000 performance shares for Mr. Lewis and 12,000 performance shares for Mr. Prater.
(7)	The amounts shown reflect the premiums for medical, disability and life insurance benefits that would have been provided for a 24-month period in accordance with the executive’s Change in Control Agreement.
(8)	The amount shown reflects the proceeds from a life insurance policy that we purchased and maintain on behalf of the executive, offset by our cost in providing the benefit, upon death prior to separation of service.
(9)	Mr. Bateman would have received a life annuity of $50,548 per year payable as of January 1, 2013.
(10)	Upon Mr. Bateman’s death, his beneficiary would have received a life annuity of $49,235 per year payable as of January 1, 2013. Upon disability, Mr. Bateman would have received a life annuity of $56,855 per year payable as of March 1, 2014.
(11)	The amounts shown reflect an annuity that would have been payable as of January 1, 2013 for ten years pursuant to the Supplemental Executive Retirement Plan. The benefit is reduced if retirement occurs before age 65 or a change in control.
(12)	The amounts shown reflect general and executive fringe benefits offered to similarly situated executives including, without limitation, automobile allowance, annual physical examination and civic and country club dues that would have been provided for a 24-month period in accordance with the executive’s Change in Control Agreement.
(13)	Mr. Lewis would have received a lump sum payment of $37,115 payable as of December 31, 2012 plus a life annuity of $22,043 per year payable as of January 1, 2013.
(14)	Upon Mr. Lewis’s death, his beneficiary would have received a lump sum payment of $36,763 payable as of December 31, 2012 plus a life annuity of $20,298 per year payable as of January 1, 2013. Upon disability, Mr. Lewis would have received a life annuity of $32,439 per year payable as of August 1, 2015.
(15)	The amount shown reflects the lump sum value of an annual installment for 15 years (payable $4,000 monthly) due upon Mr. Lewis’s death to his beneficiary. Upon Mr. Lewis’s disability, the installment payment ($4,000 monthly) would only be made until he attained age 65 in July 2014. No payments would be made upon a change of control or any other termination of employment.
(16)	Mr. Prater would have received a lump sum payment of his cash balance benefit of $2,011 payable as of January 1, 2013.

We maintain certain compensatory arrangements that are intended to provide payments to the Named Executive Officers upon their resignation or retirement. These include the Retirement Plan, the Restoration Plan, the Supplemental Executive Retirement Plan and the 401(k) Profit-Sharing Plan, which are described in the sections above entitled “– Pension Benefits” and “COMPENSATION DISCUSSION AND ANALYSIS – Retirement

Benefits.” We also maintain the Deferred Compensation Plan, which permits Named Executive Officers to elect to defer a portion of their compensation to retirement or termination of employment. Under certain circumstances, the compensatory arrangements described in the following paragraphs also provide payments or benefits upon resignation, retirement or termination of employment.

Equity awards are generally forfeited upon an executive’s termination of employment but become fully vested in the event of an executive’s approved retirement, death or disability. All unexercisable options granted under our stock option plans, including options granted to the Named Executive Officers, become exercisable immediately if we undergo a change in control. Under the Executive Performance Incentive Plan and the Home Office Incentive Plan, if we experience a change in control, all participants will receive the maximum cash incentive award payable regardless of whether the applicable performance goals have been attained. This payment will be made as soon as practicable following the change in control.

All equity incentives granted under our stock incentive plans, including those granted to the Named Executive Officers, become vested and/or exercisable immediately if we undergo a change in control. Under the Executive Performance Incentive Plan, if we experience a change in control, all participants will receive the maximum amount payable under the incentive award. This incentive compensation will be paid as soon as practicable following the change in control. No tax gross-ups for cash incentive awards are provided under the Executive Performance Incentive Plan.

We implemented Change in Control Agreements with certain of our executive officers in 1999 at a time when “golden parachute” agreements were common in the marketplace to protect executives in the wave of consolidation in the banking industry. Common speculation at that time suggested that we were a potential takeover target. We have consistently been conservative in our compensation philosophy and, at that time, we had no change-in-control protections for key management. In general, we believed at that time and continue to believe that the relatively modest payouts and “double-trigger” feature of the agreements were and are appropriate to provide economic protection to the executives who would be most vulnerable in a change in control without unduly diminishing the return that would be provided to shareholders. The Change in Control Agreements do not provide “walk-away” rights. The Executive Compensation and Stock Incentive Committee believes that the Change in Control Agreements are still needed to address a business contingency, and takes such arrangements into consideration in its compensation philosophy. For more information about the Change in Control Agreements, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Employment Agreements and Change in Control Arrangements – Change in Control Agreements.”

In November 2012, we entered into a Change in Control Agreement with Mr. Rollins in connection with his recruitment and appointment as our Chief Executive Officer. His agreement has several terms that differ slightly from the Change in Control Agreements with our other executive officers, and his Change in Control Agreement will not become effective unless and until his Employment Agreement (which has a term of three years) expires, provided that he continues to be employed by us following such expiration. Mr. Rollins’ Employment Agreement includes change in control provisions that will apply in the event a change in control occurs during its term.

The Change in Control Agreements with each of the Named Executive Officers other than Mr. Rollins provide certain benefits in the event that we experience a change in control and we terminate the officer’s employment without cause, or the officer resigns for cause within 24 months after the change in control. All cash benefits payable under the agreements will be paid in a single lump sum within ten days following the date of termination. In the Change in Control Agreements with the Named Executive Officers other than Mr. Rollins, a “change in control” is generally defined to mean a transaction in which any of the following has occurred:

•	Any person or group becoming the beneficial owner, directly or indirectly, of 25% or more of our outstanding voting securities;

•

During any period of two consecutive years, a change in a majority of our Board of Directors (however, new directors who were approved by a two-thirds vote of the directors still in office who either were directors at the beginning of the period or were so approved by the Board of Directors do not count toward the change in a majority);

•	Approval by our shareholders of a merger or consolidation of BancorpSouth with any other corporation, other than a merger or consolidation resulting in our voting securities outstanding immediately prior to the transaction representing more than 65% of the total voting power represented by our voting securities or the surviving entity outstanding immediately after the merger or consolidation; or

•	Approval by our shareholders of a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.

Mr. Rollins’ Employment Agreement provides no additional rights to Mr. Rollins if a change in control occurs during the first two years of his employment. For a change in control that occurs thereafter, Mr. Rollins would receive no benefits or payments unless his employment is terminated without cause or he resigns for good reason within 12 months following the change in control. A “change in control” is generally defined in his Employment Agreement to mean a transaction in which any of the following has occurred:

•

A merger, acquisition or consolidation of BancorpSouth or BancorpSouth Bank with any other corporation in which such corporation immediately after the transaction owns more than 50% of the outstanding voting securities or the fair market value of BancorpSouth or BancorpSouth Bank immediately prior to the transaction;

•	Any person or group becoming the beneficial owner, directly or indirectly, of 30% or more of our outstanding voting securities;

•

A majority of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our Board of Directors before the date of the appointment or election; or

•	Any person or group generally acquires our assets that have a gross fair market value equal to 40% or more of the fair market value of our total assets.

The amount of benefits payable under the Change in Control Agreements to Messrs. Kelley and Patterson is 300% of the aggregate amount of annual base compensation plus the highest annual incentive award that the executive would otherwise be entitled to receive in the year that the change in control occurs. In addition, all insurance and fringe benefits that are offered to similarly situated employees immediately prior to the change in control will be provided for a period of 36 months and, if the executive is subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, we will reimburse the executive for all excise taxes that are imposed under Section 280G and any income and excise taxes payable by the executive as a result of any reimbursements for Section 280G excise taxes.

The amount of benefits payable under the agreements to Messrs. Lewis, Prater and Bateman is 200% of the aggregate amount of annual base compensation plus the highest annual incentive award that the executive would otherwise be entitled to receive in the year that the change in control occurs. In addition, all insurance and fringe benefits that are offered to similarly situated employees immediately prior to the change in control will be provided for a period of 24 months and, if the executive is subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, we will reimburse the executive for all excise taxes that are imposed under Section 280G and any income and excise taxes payable by the executive as a result of any reimbursements for Section 280G excise taxes.

Pursuant to his Employment Agreement, Mr. Rollins would not receive a “tax gross up” or similar payment in the event that he incurs an excise tax under Section 4999 of the Internal Revenue Code. Instead, payments and benefits upon a change in control would be reduced in the event that the aggregate change in control payments would result in a “parachute payment,” as defined in Sections 280G and 4999 of the Internal Revenue Code. This reduction would not apply, however, in the event that the aggregate payments due upon the change in control, net of the excise tax under Section 4999 of the Internal Revenue Code, would be greater than the aggregate payments received after applying the reduction.

DIRECTOR COMPENSATION

The following table provides information with respect to non-employee director compensation for the fiscal year ended December 31, 2012:

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Gus J. Blass III	$39,033	$6,730	$—	$—	$—	$—	$45,763
James E. Campbell III*	67,833	6,730	—	—	—	—	74,563
Albert C. Clark*	56,532	6,730	—	—	—	—	63,262
Grace Clark	40,032	6,730	—	—	—	—	46,762
Hassell H. Franklin**	91,584	6,730	—	—	—	—	98,314
W. G. Holliman, Jr.**	107,584	6,730	—	—	—	—	114,314
Warren A. Hood, Jr.	46,333	6,730	—	—	—	—	53,063
Keith J. Jackson	36,783	6,730	—	—	—	—	43,513
Larry G. Kirk**	66,582	6,730	—	—	—	—	73,312
Turner O. Lashlee	77,332	6,730	—	—	—	—	84,062
George F. Middlebrook III(5)	36,200	—	—	—	—	—	36,200
Guy W. Mitchell III**	93,583	6,730	—	—	—	—	100,313
Robert C. Nolan	76,582	6,730	—	—	—	—	83,312
W. Cal Partee, Jr.	48,083	6,730	—	—	—	—	54,813
Alan W. Perry	47,834	6,730	—	—	—	—	54,564

*	Serves as Chair of a committee of the Board of Directors of BancorpSouth Bank.
**	Serves as Chair of a committee of the Board of Directors of BancorpSouth.
(1)	Messrs. Rollins and Kelley, who are also our employees, and Mr. Patterson, who was our Chief Executive Officer until November 27, 2012, did not receive compensation for serving as members of the Board of Directors.
(2)	Our directors are required to take at least 50% of the fees payable to them for their service as directors (annual retainers and meeting attendance fees) in the form of our common stock. A director may, however, elect to take a larger percentage of his or her fees in our common stock. Payments in stock are valued at the market price on the date the fee is paid. Further, certain of our directors (Messrs. Clark, Franklin, Holliman, Kirk and Perry) have elected under our Deferred Directors’ Fee Unfunded Plan to defer receipt of all or a portion of the cash fees to which they are entitled until such time as they cease to be directors.

For 2012, the directors received the following aggregate number of shares of our common stock with respect to fees payable for their service as directors:

Name	Number of Shares	Aggregate Grant Date Fair Value*
Gus J. Blass III	1,964	$39,033
James E. Campbell III	4,748	67,833
Albert C. Clark	1,968	28,266
Grace Clark	1,393	20,016
Hassell H. Franklin	3,198	45,792
W. G. Holliman, Jr.	3,746	53,792
Warren A. Hood, Jr.	3,242	46,333
Keith J. Jackson	2,550	36,783
Larry G. Kirk	2,329	33,291
Turner O. Lashlee	2,696	38,666
George F. Middlebrook III	1,263	18,100
Guy W. Mitchell III	6,524	93,583
Robert C. Nolan	2,673	38,291
W. Cal Partee, Jr.	3,354	48,083
Alan W. Perry	1,673	23,917

*	Reflects the aggregate grant date fair value of stock received on each of April 2, 2012, July 2, 2012, October 1, 2012 and January 3, 2013, computed in accordance with FASB ASC Topic 718, for fees earned in 2012.

(3)	Reflects the aggregate grant date fair value of restricted stock unit awards granted on May 1, 2012 pursuant to the terms of our 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, computed in accordance with FASB ASC Topic 718. The shares of our common stock will vest on the date of the annual meeting of shareholders.
(4)	No options were granted to non-employee directors during 2012. As of December 31, 2012, the aggregate number of shares of our common stock underlying outstanding options was as follows:

Name	Number of Securities Underlying Outstanding Option Awards
	(Exercisable)	(Unexercisable)
Gus J. Blass III	—	—
James E. Campbell III	—	—
Albert C. Clark	—	—
Grace Clark	—	—
Hassell H. Franklin	18,000	—
W. G. Holliman, Jr.	18,000	—
Warren A. Hood, Jr.	—	—
Keith J. Jackson	—	—
Larry G. Kirk	18,000	—
Turner O. Lashlee	18,000	—
George F. Middlebrook III	—	—
Guy W. Mitchell III	18,000	—
Robert C. Nolan	18,000	—
W. Cal Partee, Jr.	18,000	—
Alan W. Perry	18,000	—

(5)	Mr. Middlebrook resigned from the Board of Directors, effective as of October 29, 2012.

Directors who are also our employees receive no additional compensation for serving on our Board of Directors or any committee thereof. Each of our directors also currently serves on the Board of Directors of BancorpSouth Bank. Our non-employee directors receive the following compensation for their service:

•	An annual retainer of $38,000 for serving on both our Board of Directors and the Board of Directors of BancorpSouth Bank;

•	Members of the Executive Committee receive a fee of $2,000 for each committee meeting attended;

•	Members of other standing committees of either board of directors receive $1,500 for each committee meeting attended;

•	One-half of the applicable fee for each committee meeting attended via conference call;

•	Chairmen of standing or special committees of either board of directors, other than the Audit Committee, receive an additional annual retainer of $3,000; and

•	The Chairman of the Audit Committee receives an additional annual retainer of $10,000.

Directors are also reimbursed for necessary travel expenses and are insured under our group life insurance plan for amounts of $15,000 to age 65 and $9,750 from age 65 until reaching age 70.

Each of our non-employee directors is eligible to participate in our 1995 Non-Qualified Stock Option Plan for Non-Employee Directors. The 1995 Non-Qualified Stock Option Plan is administered by the Nominating Committee, which may not deviate from the express annual awards provided for in the plan. A total of 964,000 shares of common stock are currently reserved for issuance under the 1995 Non-Qualified Stock Option Plan. As of January 31, 2013, options to exercise 486,446 shares of common stock have been granted under this plan, of which 298,946 options have been exercised.

Prior to 2008, the 1995 Non-Qualified Stock Option Plan automatically granted options to purchase 3,600 shares of our common stock to non-employee directors on May 1 of each year. In 2008, shareholders approved an amendment to the 1995 Non-Qualified Stock Option Plan that, among other things, provides for the grant of restricted stock units. A restricted stock unit is the right to receive stock (but not dividends) on a future vesting date. Under the plan, restricted stock units will vest on the date of the first annual meeting of shareholders that follows the date of the award. As a result of the 2008 amendment to the 1995 Non-Qualified Stock Option Plan, the Nominating Committee has the discretion to grant non-qualified stock options, restricted stock and restricted stock units to our non-employee directors. On May 1, 2012, the Nominating Committee granted 500 restricted stock units to each of our non-employee directors pursuant to the 1995 Non-Qualified Stock Option Plan, and the shares of our common stock will vest on the date of the annual meeting of shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has not selected an independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2013. KPMG LLP provided audit services to us for the year ended December 31, 2012. We anticipate that representatives of KPMG LLP will attend the annual meeting and will have the opportunity to make a statement, if they determine to do so, and will be available to respond to appropriate questions at that time. In addition to providing audit services for the year ended December 31, 2012, KPMG LLP performed various other services for us. The aggregate fees billed for the services provided to us by KPMG LLP for the years ended December 31, 2011 and December 31, 2012 were as follows:

	2012	2011
Audit Fees(1)	$949,500	$1,342,562
Audit-Related Fees(2)	51,000	47,000
Tax Fees(3)	6,000	—
All Other Fees(4)	—	639,797

Total	$1,006,500	$2,029,359

(1)	The Audit Fees for the years ended December 31, 2012 and 2011 represent the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our financial statements, including the audit of internal control over financial reporting, and for services that are normally provided by KPMG LLP in connection with regulatory filings or engagements.
(2)	The Audit-Related Fees for the years ended December 31, 2012 and 2011 consisted principally of fees for audits of financial statements of certain employee benefit plans.
(3)	The Tax Fees for the year ended December 31, 2012 represent the aggregate fees billed to us by KPMG LLP for professional services rendered for tax compliance, tax advice and tax planning.
(4)	The All Other Fees for the year ended December 31, 2011 represent the aggregate fees billed to us by KPMG LLP for certain professional services other than those related to the audit of our financial statements and the financial statements of employee benefit plans, or those normally provided in connection with regulatory filings.

All audit and non-audit services performed by our auditor must be pre-approved by the Audit Committee. The Audit Committee specifically reviews and pre-approves each audit and non-audit service provided by our auditor prior to its engagement to perform such services. The Audit Committee has not adopted any other pre-approval policies or procedures.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of four directors, each of whom is “independent” as defined by the listing standards of the New York Stock Exchange. The Audit Committee held 11 meetings in 2012. These meetings facilitated communication with senior management, the internal auditors and BancorpSouth’s independent registered public accounting firm. During 2012, the Audit Committee held discussions with the internal auditors and BancorpSouth’s independent registered public accounting firm, both with and without management present, on the results of their examinations and the overall quality of BancorpSouth’s financial reporting and internal controls.

The role and responsibilities of the Audit Committee are set forth in the charter adopted by the Board of Directors, a copy of which is available on BancorpSouth’s website at www.bancorpsouth.com on the Investor Relations webpage under the caption “Corporate Information – Committee Charting.” In fulfilling its responsibilities, the Audit Committee:

•

Reviewed and discussed with management BancorpSouth’s audited consolidated financial statements for the year ended December 31, 2012 and BancorpSouth’s unaudited quarterly consolidated financial statements during 2012 (including the disclosures contained in BancorpSouth’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”);

•

Discussed with KPMG LLP, BancorpSouth’s independent registered public accounting firm, the matters required to be discussed under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, both with and without management present; and

•

Received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants communications with the Audit Committee concerning independence, and discussed with KPMG LLP their independence.

Based on the Audit Committee’s review and discussions as described above, and in reliance thereon, the Audit Committee recommended to BancorpSouth’s Board of Directors that BancorpSouth’s audited consolidated financial statements for the year ended December 31, 2012 be included in BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Audit Committee:

Larry G. Kirk (Chairman)

Warren A. Hood, Jr.

W.G. Holliman, Jr.

W. Cal Partee, Jr.

EXECUTIVE COMPENSATION AND STOCK INCENTIVE COMMITTEE REPORT

The Executive Compensation and Stock Incentive Committee has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) with management. Based on such review and discussions, the Executive Compensation and Stock Incentive Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2012.

Executive Compensation and Stock Incentive Committee:

W.G. Holliman, Jr. (Chairman)

Hassell H. Franklin

Turner O. Lashlee

Robert C. Nolan

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BancorpSouth Bank conducts banking transactions in the ordinary course of business with our officers and directors and their associates, affiliates and family members. While certain provisions of the Sarbanes-Oxley Act of 2002 generally prohibit us from making personal loans to our executive officers and directors, it permits BancorpSouth Bank to make loans to our executive officers and directors so long as such loans are on non-preferential terms. During the year ended December 31, 2012, BancorpSouth Bank made loans to our executive officers, directors and their family members that were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to BancorpSouth Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Pursuant to its charter and the Related Person Transaction Policy approved by our Board of Directors, the Nominating Committee reviews and approves in advance all “related person” transactions between BancorpSouth or BancorpSouth Bank and any of their “related persons” or affiliates, or transactions in which any of such persons directly or indirectly is interested or benefitted. If advance approval of a related person transaction by the Nominating Committee is not practicable, then the related person transaction shall be considered and, if the committee determines it to be appropriate, ratified at the committee’s next regularly scheduled meeting. In determining whether to approve or ratify a related person transaction, the Nominating Committee takes into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In accordance with the Related Person Transaction Policy, no director is permitted to participate in any discussion or approval of a related person transaction for which he or she is a related person, except that the director shall provide all material information concerning the related person transaction to the Nominating Committee.

Pursuant to the Related Person Transaction Policy, the Board of Directors has delegated to the Chairman of the Nominating Committee the authority to pre-approve or ratify, as applicable, any related person transaction in which the aggregate amount involved is expected to be less than $100,000. In addition, the policy enumerates certain related person transactions that are deemed to be pre-approved or ratified, as applicable, by the committee.

The Board of Directors ratified the following transactions with related persons that occurred during 2012 in accordance with the terms of the Related Person Transaction Policy:

•	Clayton H. Patterson, the son of Chairman Aubrey B. Patterson, was employed by BancorpSouth Bank as a Senior Vice President during 2012; and

•	James Kevin Martin, the son-in-law of Chairman Aubrey B. Patterson, was employed as an Administration Officer for Network Services of BancorpSouth Bank in 2012.

During 2012, each of Messrs. Patterson and Martin was paid an aggregate amount of compensation and received other benefits comparable to those received by employees having similar positions. The compensation of each was established by BancorpSouth Bank in accordance with its employment and compensation practices applicable to employees holding comparable positions.

GENERAL INFORMATION

Counting of Votes

All matters specified in this Proxy Statement that are to be voted on at the annual meeting will be voted on by ballot. Inspectors of election will be appointed to, among other things:

•	Determine the number of shares of our common stock outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

•	Receive votes on ballots;

•	Hear and determine all challenges and questions in any way arising in connection with the right to count and tabulate all votes; and

•	Determine the voting results.

Each proposal presented herein to be voted on at the annual meeting must be approved by the vote described under such proposal. The inspectors of election will treat shares represented by properly submitted proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Inspectors of election will not count broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes are shares held of record by brokers or nominees as to which voting instructions have not been received from the beneficial owner with respect to any proposal that does not relate to a “routine” matter. Because neither the election of directors nor the approval of the Amended and Restated Executive Performance Incentive Plan is a “routine” matter, if shares are held in “street name” through a broker or other holder of record and the beneficial holder does not indicate how to vote on either of these matters, the record holder will not vote the beneficial holder’s shares on those matters.

Abstentions and broker non-votes do not constitute a vote “for” or “against” and will be disregarded in the calculation of both a plurality and “votes cast.” Therefore, neither abstentions nor broker non-votes will have any effect on either of the proposals presented in this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of the outstanding shares of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. These officers, directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms and certain other forms that they file. There are specific due dates for these reports, and we are required to report in this Proxy Statement any failure to file reports timely as required for 2012. Based solely upon a review of the applicable filings on the SEC’s EDGAR website, copies of reports furnished to us and written representations that no other reports were required, we believe that these reporting and filing requirements were complied with for 2012.

Shareholder Nominations and Proposals

Shareholders who would like to recommend director nominees or make a proposal for consideration at the 2014 annual meeting of shareholders should submit the nomination or proposal, along with proof of ownership of our common stock in accordance with Rule 14a-8(b)(2) promulgated under the Securities Exchange Act of 1934, as amended, in writing and mailed to the Corporate Secretary at the address listed below. We must receive all such nominations and proposals not later than November 22, 2013 in order for the nomination or proposal to be included in our proxy statement. Shareholder nominations and proposals submitted after November 22, 2013 but before December 22, 2013, will not be included in our proxy statement, but may be included in the agenda for our 2014 annual meeting if submitted to our Corporate Secretary at the address listed below and if such nomination or proposal includes:

•	The name and address of the shareholder;

•	The class and number of shares of common stock held of record and beneficially owned by such shareholder;

•	The name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of common stock are registered on our stock transfer books;

•	A representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice;

•

A brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders;

•	Any personal or other material interest of the shareholder in the business to be submitted;

•

As to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	All other information relating to the nomination or proposed business that may be required to be disclosed under applicable law.

In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information we reasonably request. Such notice shall be sent to the following address:

BancorpSouth, Inc.

One Mississippi Plaza

201 South Spring Street

Tupelo, Mississippi 38804

Attention: Corporate Secretary

Any nomination for director or other proposal by a shareholder that is not timely submitted and does not comply with these notice requirements will be disregarded and, upon the instructions of the presiding officer of the annual meeting, all votes cast for each such nominee and any such proposal will be disregarded.

The individuals named as proxies on the proxy card for our 2014 annual meeting of shareholders will be entitled to exercise their discretionary authority in voting proxies on any shareholder proposal that is not included in our proxy statement for the 2014 annual meeting, unless we receive notice of the matter to be proposed not earlier than November 22, 2013 nor later than December 22, 2013 and in accordance with the requirements listed above. These dates assume a mailing date for this Proxy Statement of March 22, 2013. Even if proper notice is received within such time period, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of the proposal and how the proxies intend to exercise their discretion to vote on these matters, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

Householding of Proxy Materials and Annual Reports

The SEC rules regarding delivery of proxy statements and annual reports may be satisfied by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding” and can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one proxy statement and annual report to certain multiple shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. Shareholders who participate in householding, however, will continue to receive separate proxy cards. We undertake to deliver promptly upon request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold our common stock as a registered shareholder and prefer to receive separate copies of a proxy statement and/or annual report either now or in the future, please call 1-800-368-5948 or send a written request to:

BancorpSouth, Inc.

One Mississippi Plaza

201 South Spring Street

Tupelo, Mississippi 38804

Attention: Corporate Secretary

If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Shareholders who share an address and are receiving multiple copies of proxy statements and annual reports and would prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement and/or annual report by calling 1-800-368-5948 or sending a written request to the address above.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our 2012 Annual Report to Shareholders are available at www.bancorpsouth.com/proxy. If you wish to attend the annual meeting and need directions, please call us at 1-888-797-7711.

Miscellaneous

We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of common stock in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone. We may also engage a proxy solicitation firm to assist us in our solicitation efforts, if necessary or desirable to assure the presence of a quorum at the annual meeting, although no such firm has been engaged as of the date of this Proxy Statement.

Our management is not aware of any matters other than those described above which may be presented for action at the annual meeting. If any other matters properly come before the annual meeting, the proxies will be voted with respect to such matters in accordance with the judgment of the person or persons voting such proxies, subject to the direction of our Board of Directors.

A copy of our 2012 Annual Report to Shareholders has been mailed to all shareholders entitled to notice of and to vote at the annual meeting.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2012 will be furnished without charge to any shareholder who requests such report by sending a written request to:

BancorpSouth, Inc.

One Mississippi Plaza

201 South Spring Street

Tupelo, Mississippi 38804

Attention: Corporate Secretary

A copy of our Annual Report Form 10-K for the year ended December 31, 2012 may also be obtained without charge on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “SEC Filings – Documents” and through the SEC’s website at www.sec.gov.

BANCORPSOUTH, INC.

JAMES D. ROLLINS III
Chief Executive Officer

March 22, 2013

Appendix A

BANCORPSOUTH, INC.

AMENDED AND RESTATED EXECUTIVE PERFORMANCE INCENTIVE PLAN

THIS AMENDED AND RESTATED BANCORPSOUTH, INC. EXECUTIVE PERFORMANCE INCENTIVE PLAN (the “Plan”) is adopted by BancorpSouth, Inc. (the “Company”) effective as of January 1, 2013, as approved by the shareholders of the Company on April 24, 2013.

RECITALS:

WHEREAS, the BancorpSouth, Inc. Executive Performance Incentive Plan (the “Plan”) was established by the Company effective January 1, 2004 and approved by the shareholders of the Company on April 28, 2004 in order to provide for payment of executive compensation upon achievement of objective performance goals and to align the economic interests of executive officers and shareholders of the Company;

WHEREAS, the Company intends that all such compensation paid by the Company on achievement of performance goals qualify as “performance-based compensation” described in section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Company has since amended the Plan: (i) effective January 1, 2005, and approved by shareholders of the Company on April 27, 2005, to permit performance-based awards under the Plan for certain stock incentives issued under the Company’s 1994 Stock Incentive Plan; and (ii) effective for performance periods in 2006 or later, and approved by shareholders on April 26, 2006, to expand the business criteria upon which awards can be made under the Plan;

WHEREAS, the Company desires to amend and restate the Plan to (i) incorporate previous amendments, (ii) make certain changes to the form and with respect to the administration of the Plan, (iii) restate for approval by shareholders the business criteria upon which awards can be made under the Plan, and (iv) amend the definition of “change in control” to conform with section 409A of the Code; and

WHEREAS, this Plan has been submitted to and approved by the shareholders of the Company in accordance with the requirements of section 162(m)(4)(C) of the Code at the annual meeting of shareholders on April 24, 2013;

NOW, THEREFORE, the Plan is hereby amended and restated as follows:

ARTICLE I. DEFINITIONS

1.1 Award. An incentive compensation award issued hereunder to a Participant who is subject to and dependent upon the attainment of one or more performance goals. Payments under Awards will be made in the form of cash or common stock of the Company, and may be provided in fulfillment of cash bonus or stock incentive obligations that are payable under an employment agreement between a Participant and the Company. Awards that are paid in the common stock of the Company shall be made under the BancorpSouth, Inc. Long-Term Equity Incentive Plan and shall be subject to the terms and conditions of such plan, including the annual limits on grants contained therein.

1.2 Board. The board of directors of the Company.

1.3 Change in Control. A transaction or circumstance in which any of the following have occurred:

(a) the merger, acquisition or consolidation of the Company or BancorpSouth Bank, a Mississippi-chartered bank (the “Bank”) with any corporation in which such corporation immediately after such merger, acquisition or consolidation owns more than 50% of the voting securities (defined as any securities which vote generally in the election of its directors) of the Company or the Bank, as applicable, outstanding immediately prior thereto or more than 50% of the Company’s or the Bank’s, as applicable, total fair market value immediately prior thereto;

(b) the date that any person, or persons acting as a group, as described in Treas. Reg. § 1.409A-3(i)(5) (a “Person”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation controlling the Company or owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than 30% of the total voting power represented by the Company's then outstanding voting securities (as defined above);

(c) the date that a majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company before the date of the appointment or election; or

(d) the date that any Person acquires (or has acquired within the 12-month period ending on such date) assets from the Company that have a gross fair market value equal to 40% or more of the fair market value of the Company’s total assets; provided, however, that any of the following acquisitions will be excluded from such calculation:

(i)	an acquisition by a shareholder of the Company (immediately before the acquisition) in exchange for or with respect to its stock;

(ii)	an acquisition by an entity 50% or more of the total value or voting power of which is owned directly or indirectly by the Company;

(iii)	an acquisition by a Person that owns directly or indirectly 50% or more of the total value or voting power of the outstanding stock of the Company; or

(iv)	an acquisition by an entity 50% or more of the total value or voting power of which is owned directly or indirectly by a Person described in paragraph (iii) above.

1.4 Committee. A committee of Board members that is designated by the Board as the “Executive Compensation and Stock Incentive Committee,” provided that the Committee shall be composed of at least two individuals (or such number that satisfies section 162(m)(4)(C) of the Code) and shall be solely composed of individuals who are “outside directors” as defined in Treas. Reg. § 1.162-27(e)(3) or any successor provision.

1.5 Disability. A Participant who is eligible for disability benefits under the Company’s long-term disability benefits plan or, if no such plan shall be in effect, as defined under section 22(e)(3) of the Code shall be deemed to have incurred a disability hereunder.

1.6 Participant. Executive officers of the Company whose projected taxable compensation for a fiscal year of the Company may cause the Company to be subject to the deduction limitation of section 162(m) of the Code for the fiscal year and who have been designated by the Committee to receive Awards hereunder.

1.7 Payment Date. The date described in Section 4.2 herein.

1.8 Performance Period. The period of time to be used in measuring the time during which performance goals under Awards must be met. The Performance Period shall be each fiscal year of the Company unless otherwise specified by the Committee. As amended and restated, this Plan applies to Awards issued in fiscal years commencing on or after January 1, 2013.

1.9 Retirement. The voluntary termination of service by a Participant on or after the date the Participant attains normal retirement age under the BancorpSouth, Inc. 401(k) Profit-Sharing Plan.

1.10 Voting Securities. Any securities of an entity which vote generally in the election of its directors.

ARTICLE II. ADMINISTRATION

2.1 Administration. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Award. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

(a) Select Participants who may receive Awards, and grant Awards pursuant to the terms hereof;

(b) Subject to the limitations and conditions contained in the Plan, establish the amounts payable under the Awards and the performance goals to be achieved for the payment of the Awards;

(c) Interpret all provisions of this Plan;

(d) Prescribe the forms to be used and procedures to be followed by Participants for the administration of the Plan;

(e) Adopt, amend, and rescind rules for Plan administration; and

(f) Make all determinations it deems advisable for the administration of this Plan.

ARTICLE III. AWARD ELIGIBILITY AND LIMITATIONS

3.1 Terms of Awards. All Awards must be established by the Committee in writing no later than the earlier to occur of (i) 90 days after the beginning of the Performance Period, and (ii) the elapse of 25% of such Performance Period. Payment of compensation under an Award shall be based on the attainment of one or more pre-established objective performance goals that are based on the criteria described in Section 3.3. The Committee must identify the Participant to whom the Award has been granted, the amount of compensation payable under the Award, and the performance goals upon which the Award is conditioned. Neither the Company nor the Committee shall have the discretion to increase the amount payable under an Award that would otherwise be due upon the attainment of the performance goals stated in the Award. Except as provided in the written terms and conditions of an Award that are provided to a Participant, or in an employment agreement between the Participant and the Company, the Committee shall retain the right to reduce or eliminate the amount that is payable under the Award.

3.2 Form of Payment. An Award shall be paid to a Participant in the form of cash or, for Awards made pursuant to the BancorpSouth, Inc. Long-Term Equity Incentive Plan, common stock of the Company. The amount of cash or stock shall be stated as a fixed amount or as an objective formula for computing the amount of compensation payable if the performance goal is obtained. A formula for computing cash or stock compensation may be expressed as a percentage of base compensation payable to a Participant or on any other basis that yields a determinable amount of compensation. The maximum amount of cash compensation that is payable under all Awards made to a Participant during a calendar year is $4,000,000. The maximum number of shares of common stock of the Company that may be issued pursuant to an Award shall be determined pursuant to the terms of the BancorpSouth, Inc. Long-Term Equity Incentive Plan.

3.3 Performance Criteria. Subject to the terms hereof, and in a manner consistent with Treas. Reg. § 1.162-27 or any successor rule under the Code, performance goals shall be determined in the sole and absolute discretion of the Committee, provided that the goals must be such that whether or not a performance goal will be achieved is substantially uncertain at the time the performance goals and the terms of the Award are established. Performance goals may be based upon increases in performance of the Company over a prior period, but may also be based on maintaining status quo or limiting losses or decreases in performance, as is appropriate in view of the business conditions of the Company, its industry or the market in which its securities are traded at the time that a performance goal is established. Performance goals may be expressed as targeted levels of performance and shall be determined on the basis of any or all of the following criteria:

(a) Return on average equity or average assets;

(b) Deposits and other funding sources;

(c) Revenue, including interest income and/or non-interest income, and/or return on revenue;

(d) Cash flow (operating, free, cash flow ROE, cash flow ROI);

(e) Earnings, before or after taxes, interest, depreciation, and/or amortization;

(f) Earnings per share;

(g) Net interest margin;

(h) Improvement in credit quality measures, including without limitation (i) non-performing asset ratio, (ii) net charge-off ratio, or (iii) reserve coverage of non-performing loans vs. peers;

(i) Efficiency ratio;

(j) Loan growth; and

(k) Total shareholder return.

ARTICLE IV. PAYMENT OF COMPENSATION UNDER AWARD

4.1 Payment under Awards. Except as may otherwise be provided in in Sections 4.3 or 4.5, payment under an Award shall only occur if (i) the performance goals specified in the Award were satisfied during the Performance Period and (ii) the Participant is employed by the Company or an affiliate of the Company at the end of the Performance Period (except in the case of death, Disability or Retirement). Except as provided in Sections 4.3 and 4.5, payment under an Award shall not occur until the Committee has certified in writing that the performance goals have been achieved. For this purpose, approved minutes of the Committee meeting or action by unanimous written consent of the Committee by which certification is made shall be treated as a written certification. However, such certification is not required if the performance goal is based solely on the increase in the market value of Company stock for a specified period.

4.2 Time of Payment. Except as provided in Section 4.5, cash or stock compensation amounts that become payable under an Award after attainment of performance goals shall be paid as soon as practicable (as determined by the Committee) following the close of the Performance Period and certification by the Committee as described in Section 4.1 (the “Payment Date”).

4.3 Death or Disability. Upon the death or Disability of a Participant during a Performance Period, payments under Awards shall be made as follows:

(a) If the Company achieves the performance goals specified in the Participant’s Award, the Participant shall be eligible to receive payments under the Award. The Award may be paid in full or may be prorated based on the number of full months which have elapsed in the Performance Period as of the date of such death or Disability, at the sole and absolute discretion of the Committee. Payments under this Section 4.3(a) shall be made as soon as practicable (as determined by the Committee) following the close of the Performance Period, but not prior to the date the Committee certifies in writing that the performance goals have been achieved.

(b) If the Company fails to achieve the performance goals specified in the Participant’s Award, the Participant shall be deemed to have satisfied the performance goals stated in the Award. The Award may be paid in full or may be prorated based on the number of full months which have elapsed in the Performance Period as of the date of such death or Disability, at the sole and absolute discretion of the Committee. Payments under this Section 4.3(b) shall be made as soon as practicable (as determined by the Committee) following the close of the Performance Period.

4.4 Retirement. Upon the Retirement of a Participant during a Performance Period and the attainment of the performance goals under an Award for such Participant for such Performance Period, the Award may be paid in full or may be prorated based on the number of full months which elapsed in the Performance Period as of the date of the Retirement, at the sole and absolute discretion of the Committee. Payments under this Section 4.4 shall be made on the Payment Date.

4.5 Change in Control. In the event the Company experiences a Change in Control during a Performance Period, the Participant shall receive the maximum amount payable under an Award, whether or not the performance goals specified in the Award have been achieved. Such Award shall be payable as soon as practicable (as determined by the Committee) following the Change in Control.

4.6 Withholding Tax Requirements. Amounts paid hereunder shall be subject to applicable federal, state and local withholding tax requirements.

ARTICLE V. GENERAL PROVISIONS

5.1 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing, or referring to, this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an affiliate or in any way affect any right and power of the Company or an affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

5.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

5.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

5.4 Governing Law. The internal laws of the State of Mississippi (without regard to the choice of law provisions of Mississippi) shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

5.5 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would modify the material terms of the business criteria specified in Section 3.2 hereunder is not valid until the shareholders of the Company approve the amendment in a manner that satisfies the shareholder approval requirements of section 162(m) of the Code.

5.6 Successors. The terms of the Plan shall be binding upon the Company and its successors and assigns, and shall bind any successor of the Company, as well as its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place.

5.7 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any earned but unpaid Award shall be paid in the event of the Participant’s death. In the absence of any such designation, any Award payments remaining after the Participant’s death shall be paid to the Participant’s spouse or, if none, to the Participant’s children. If the Participant does not have a surviving spouse or children, payment shall be made to his or her estate.

5.8 Shareholder Approval. This amended and restated Plan was approved by shareholders in a manner that satisfies section 162(m) of the Code in the meeting held on April 24, 2013. The business criteria set forth in Section 3.3 of this Plan are subject to reapproval at the shareholders meeting at which directors are elected that occurs in 2018.

[Signature Page Follows]

CERTIFICATION

IN WITNESS WHEREOF, the undersigned officer has certified as to the adoption of this Plan as approved by shareholders on April 24, 2013.

BANCORPSOUTH, INC.

By:
William L. Prater
Chief Financial Officer

REVOCABLE PROXY BancorpSouth, Inc. YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS Shareholders of record have three ways to vote: 1. By Telephone (using a Touch-Tone Phone); or 2. By Internet; or 3. By Mail. To Vote by Telephone: Call 1-855-822-7117 Toll-Free on a Touch-Tone Phone anytime prior to 2 a.m., April 24, 2013. To Vote by Internet: Go to http://www.rtcoproxy.com/bxs prior to 2 a.m., April 24, 2013. Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted. SEC rules permit us to send you a notice that proxy materials are available on a publicly accessible website instead of mailing you a complete set of materials. These rules would enable us to make the proxy materials available to you on a more timely basis, as well as save us the cost of printing and mailing the complete set of documents to your home or business. Please check the box to the right if you would be willing to access future proxy materials via the Internet in this fashion. Mark here for address change. Annual Meeting Materials are available at: http://www.cfpproxy.com/6344 FOLD HERE IF YOU ARE VOTING BY MAIL PLEASE DO NOT DETACH PLEASE MARK VOTES AS IN THIS EXAMPLE For With- For All All hold Except THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES AND PROPOSAL 2. To approve the Amended and Restated BancorpSouth, Inc. Executive Performance Incentive Plan, including re-approval of the business criteria available for performance-based awards. For Against Abstain 1. Election of Directors Gus J. Blass III Grace Clark Larry G. Kirk Guy W. Mitchell III Aubrey B. Patterson James D. Rollins III INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write any such nominee’s name in the space provided below. Please be sure to date and sign this proxy card in the box below. Date Sign above Co-holder (if any) sign above When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

BancorpSouth, Inc. — annuaL MEEtInG, aprIL 24, 2013 Your VotE IS IMportant! annual Meeting materials are available online at: www.cfpproxy.com/6344 You can vote in one of three ways: 1. Call toll-free 1-855-822-7117. 2. Via the Internet at http://www.rtcoproxy.com/bxs and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. pLEaSE SEE rEVErSE SIDE For VotInG InStructIonS (Continued, and to be marked, dated and signed, on the other side) rEVocaBLE proXY annuaL MEEtInG oF SharEhoLDErS aprIL 24, 2013 9:00 a.m. (central time) thIS proXY IS SoLIcItED on BEhaLF oF thE BoarD oF DIrEctorS The shareholder of record hereby appoints James E. Campbell III, Albert C. Clark and Keith J. Jackson, or any of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of BancorpSouth, Inc. (the “Company”), to be held at the BancorpSouth Corporate Headquarters, Fourth Floor Board Room, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi on Thursday, April 24, 2013, at 9:00 a.m., Central Time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all nominees and Proposal 2 and in accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the Annual Meeting. pLEaSE proVIDE Your InStructIonS to VotE BY tELEphonE or thE IntErnEt or coMpLEtE, DatE, SIGn, anD MaIL thIS proXY carD proMptLY In thE EncLoSED poStaGE-paID EnVELopE. 6344